UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF

THE SECURITIES EXCHANGE ACT OF 1934

(Amendment No.     )

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☐ Preliminary Proxy Statement	☐	Confidential,for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒ Definitive Proxy Statement

☐ Definitive Additional Materials

☐ Soliciting Material Pursuant to Section 240.14a-12

INDEVUS PHARMACEUTICALS, INC.

(Name of Registrant as Specified In Its Charter)

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Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, MA 02421-7966

(781) 861-8444

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held March 11, 2008

TO THE STOCKHOLDERS:

An Annual Meeting of Stockholders of Indevus Pharmaceuticals, Inc. will be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451 on Tuesday, March 11, 2008 at 10:00 a.m., local time, to consider and vote on the proposals listed below and to transact such other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting:

1. To elect seven members of our Board of Directors to serve until the 2009 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

The close of business on January 16, 2008 has been fixed as the record date for determining those stockholders entitled to vote at the Annual Meeting. Accordingly, only stockholders of record at the close of business on that date will be eligible to vote at the Annual Meeting or any adjournments or postponements of the Annual Meeting. Each of the items of business listed above is more fully described in the proxy statement that accompanies this notice.

The proposals require different percentages of votes in order to approve them:

•

The election of seven Directors to our Board of Directors requires the affirmative vote of a plurality of votes cast by the holders of common stock (with preferred stock not entitled to vote on this matter).

•

The ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm, requires approval by the affirmative vote of a majority of the total number of votes cast (with the common stock and preferred stock voting together as a single class).

This year, we are pleased to announce that we are taking advantage of the new Securities and Exchange Commission rule that authorizes companies to furnish proxy materials to their shareholders over the Internet. This process expedites the delivery of proxy materials, materials remain easily accessible to shareholders, and shareholders receive clear instructions for receiving materials and voting.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about January 29, 2008. The Notice of Internet Availability of Proxy Materials contains instructions for our shareholders’ use of this new process, including how to access our Proxy Statement and Annual Report and how to vote online. In addition, the Notice of Internet Availability of Proxy Materials contains instructions on how you may (i) receive a paper copy of the Proxy Statement and Annual Report, if you received only a Notice of Internet Availability of Proxy Materials this year, or (ii) elect to receive your Proxy Statement and Annual Report only over the Internet, if you received them by mail this year.

It is important that your shares be represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting in person, we hope that you will vote on the matters to be considered. You may vote your shares over the Internet. If you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. Instructions regarding the methods of voting are contained in the Notice of Internet Availability of Proxy Materials. Voting over the Internet or by mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting.

Our Board of Directors unanimously recommends that you vote “FOR” the election of the Director nominees and “FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

By Order of the Board of Directors,

Glenn L. Cooper, M.D. Chief Executive Officer and Chairman

Lexington, Massachusetts

January 24, 2008

INDEVUS PHARMACEUTICALS, INC.

33 Hayden Avenue

Lexington, Massachusetts 02421-7966

(781) 861-8444

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Indevus Pharmaceuticals, Inc., a Delaware corporation (the “Company”), for the Annual Meeting of Stockholders to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, Massachusetts 02451 on March 11, 2008, at 10:00 a.m. local time and for any adjournment or postponement thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders.

All shares that are entitled to vote and are represented at the Annual Meeting by properly executed or delivered proxies received via the Internet or the mail prior to or at the Annual Meeting, and not revoked, will be voted at the Annual Meeting in accordance with the instructions indicated on such proxies. Any stockholder giving a proxy has the power to revoke it at any time before it is voted. Attendance at the Annual Meeting will not in and of itself have the effect of revoking the proxy unless such written notice is given or the stockholder votes by ballot at the Annual Meeting.

Under rules and regulations that the Securities and Exchange Commission, or SEC, recently adopted, instead of mailing a printed copy of our proxy materials to each shareholder of record or beneficial owner of our common stock, we are now furnishing proxy materials, which include our Proxy Statement and Annual Report, to our shareholders over the Internet and providing a Notice of Internet Availability of Proxy Materials by mail. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about January 29, 2008.

Whether or not you plan to attend the meeting, we urge you to vote your shares over the Internet as we describe in the accompanying materials and the Notice of Internet Availability of Proxy Materials. As an alternative, if you received a paper copy of the proxy card by mail, you may sign, date and mail the proxy card in the envelope provided. No postage is necessary if mailed in the United States. Voting over the Internet or mailing a proxy card will not limit your right to vote in person or to attend the Annual Meeting. If you do attend, you may vote by ballot at the Annual Meeting, thereby canceling any proxy previously given.

If you receive a paper copy of the proxy card by mail and you sign and return the proxy card but do not give any voting instructions for a matter to be voted on, including without limitation, a vote “for”, “against”, “withheld”, or “abstain”, the proxy card will be deemed to be an instruction to vote in favor of the actions described in this Proxy Statement, including the election of the nominees set forth under the caption “Election of Directors,” and the approval and ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

We are mailing the Notice of Internet Availability of Proxy Materials to shareholders on or about January 29, 2008. You will not receive a printed copy of the proxy materials unless you request to receive these materials in hard copy by following the instructions provided in the Notice of Internet Availability of Proxy Materials. Instead, the Notice of Internet Availability of Proxy Materials will instruct you how you may access and review all of the important information contained in the proxy materials. The Notice of Internet Availability of Proxy Materials also instructs you how you may submit your proxy via the Internet. If you received a Notice of Internet Availability of Proxy Materials by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability of Proxy Materials.

We are making this document available to holders of our common stock (the “Shares”) and preferred stock in connection with the solicitation by the Board of Directors of proxies to be voted at the Annual Meeting of Stockholders to be held on March 11, 2008, and at any adjournment or postponement of the Annual Meeting.

Date, Time and Place of Meeting

The Annual Meeting will be held on March 11, 2008, at 10:00 a.m., local time, at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, MA 02451.

Purpose of the Annual Meeting

The purpose of the Annual Meeting is to consider and vote upon the following proposals:

1. To elect seven members of our Board of Directors to serve until the 2009 annual meeting of stockholders and until their successors are elected and qualified.

2. To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm.

Stockholders also will be asked to transact any other business that may be properly brought before the Annual Meeting or any adjournments or postponements of the Annual Meeting. At this time, the Board of Directors is unaware of any matters, other than the proposals set forth above, that may properly come before the Annual Meeting.

Record Date; Shares Outstanding and Entitled to Vote

We have fixed the close of business on January 16, 2008, as the record date for the determination of holders of shares of common stock, par value $0.001 per share, and holders of shares Series B Preferred Stock and Series C Preferred Stock, par value $0.001 per share, which we refer to collectively as “preferred stock,” entitled to notice of, and to vote at, the Annual Meeting, and any adjournment or postponement of the Annual Meeting, on all matters, except that the holders of preferred stock are not entitled to vote for the election of Directors.

In deciding all matters that come before the Annual Meeting, each holder of common stock is entitled to one vote per share of common stock held as of the close of business on the record date. In deciding all matters that come before the Annual Meeting, other than the election of Directors for which preferred stock is not entitled to vote, the holders of the Series B Preferred Stock and Series C Preferred Stock are entitled to cast an aggregate of 568,850 votes relating to the 622,222 shares of common stock issuable upon conversion of the respective shares of preferred stock. The holders of the common stock and preferred stock vote together as a single class, except for those matters on which holders of common stock or the holders of preferred stock are entitled to vote as a separate class.

At the close of business on the record date for the Annual Meeting, there were outstanding and entitled to vote 76,677,901 shares of common stock held by approximately 596 holders of record. In addition, at the close of business on the record date for the Annual Meeting there were outstanding 239,425 shares of Series B Preferred Stock and 5,000 shares of Series C Preferred Stock, which, on an as-if-converted basis, are entitled to an aggregate of 568,850 votes on all matters at the Annual Meeting, other than the election of Directors. There are no other shares of our capital stock entitled to notice of and to vote at the Annual Meeting. Accordingly, the aggregate number of votes of common stock and preferred stock that may be cast at the Annual Meeting for all matters (other than the election of Directors) is 77,246,751.

Quorum; Abstentions and Broker Non-Votes

A quorum, consisting of 38,338,951 shares of our common stock, which is a majority of the outstanding shares of common stock entitled to vote, must be represented at the Annual Meeting in person or by proxy before any action may be taken with respect to the election of Directors at the Annual Meeting. As to all other matters, a quorum, consisting of 38,623,376 shares of common stock and preferred stock (on an as-if-converted basis), which is a majority of the aggregate number of shares of common stock and preferred stock (on an as-if-converted basis) outstanding and entitled to vote, must be represented at the Annual Meeting in person or by proxy before any action may be taken. Abstentions and broker “non-votes” will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum.

An “abstention” occurs when a stockholder sends in a proxy with explicit instructions to decline to vote regarding a particular matter. Broker “non-votes” are shares held by brokers or nominees for which voting instructions have not been received from the beneficial owners or the persons entitled to vote those shares and the broker or nominee does not have discretionary voting power under rules applicable to broker-dealers. If you hold your shares of common stock through a broker, bank or other nominee, generally the nominee may only vote your shares in accordance with your instructions. However, if your broker, bank or other nominee has not timely received your instructions, it may vote on matters for which it has discretionary voting authority. The proposals to elect seven members of our Board of Directors and to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm are matters on which brokerage firms may vote in their discretion on behalf of their clients, even if such clients have not furnished voting instructions.

Abstentions will have no effect on the outcome of any of the proposals to be considered at the Annual Meeting. Broker non-votes will have no effect on the outcome of any proposals to be considered at the Annual Meeting.

Required Votes

Proposal No. 1: The affirmative vote of a plurality of votes cast by the holders of common stock (with preferred stock not entitled to vote on this matter) represented at the Annual Meeting and entitled to vote is necessary to elect the Directors. With respect to the election of Directors, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on this proposal even if such clients have not furnished voting instructions with respect to this proposal. Abstentions will have no effect in determining whether a Director has been elected.

Proposal No. 2: The proposal to ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm requires the affirmative vote of a majority of the total number votes cast on the proposal (with common stock and preferred stock voting together as a single class). With respect to the ratification of the appointment of the independent registered accounting firm, there will be no broker non-votes because brokerage firms may vote in their discretion on behalf of clients on this proposal even if such clients have not furnished voting instructions with respect to this proposal. Abstentions will have no effect on the outcome of this proposal.

As of the close of business on the record date for the Annual Meeting, our Directors and Named Executive Officers collectively beneficially owned approximately 10,954,896 shares of our common stock inclusive of shares subject to stock options that may be exercised within 60 days following that date. Such shares represented approximately 14% of the total voting power as of such date.

How to Vote Your Shares

Via the Internet—Shareholders can simplify their voting by voting their shares via the Internet as instructed in the Notice of Internet Availability of Proxy Materials. The Internet procedures are designed to authenticate a shareholder’s identity to allow shareholders to vote their shares and confirm that their instructions have been properly recorded.

Internet voting facilities for shareholders of record are available 24 hours a day and will close at 11:59 p.m. (EST) on March 10, 2008. You may access this Proxy Statement and related materials by going to http://www.investoreconnect.com and entering the control number as shown on your Notice of Internet Availability of Proxy Materials. You will then be directed to select a link to www.proxyvote.com where you will be able to vote on the proposals presented here.

By Mail—Shareholders who receive a paper proxy card may elect to vote by mail and should complete, sign and date their proxy card and mail it in the pre-addressed envelope that accompanies the delivery of paper proxy cards. Proxy cards submitted by mail must be received by the time of the Annual Meeting in order for your shares to be voted. Shareholders who hold shares beneficially in street name may vote by mail by requesting a paper proxy card according to the instructions contained in the Notice of Internet Availability of Proxy Materials received from your broker or other agent, and then completing, signing and dating the voting instruction card provided by the brokers or other agents and mailing it in the pre-addressed envelope provided.

If you vote via the Internet or by mailing a proxy card, we will vote your shares as you direct. For the election of Directors, you can specify whether your shares should be voted for all, some or none of the nominees for Director listed. With respect to the other proposal being submitted for shareholder vote, you may vote “for” or “against” the proposal or you may abstain from voting on the proposal.

If you submit a proxy via the Internet or by mailing a proxy card without indicating your instructions, we will vote your shares consistent with the recommendations of our Board of Directors as stated in this Proxy Statement and in the Notice of Internet Availability of Proxy Materials, specifically in favor of our nominees for Directors and in favor of the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If any other matters are properly presented at the Annual Meeting for consideration, then our officers named on your proxy will have discretion to vote for you on those matters. As of the date of the Notice of Internet Availability of Proxy Materials, we knew of no other matters to be presented at the Annual Meeting.

At the Annual Meeting—Shares held in your name as the shareholder of record may be voted by you in person at the Annual Meeting. Shares held beneficially in street name may be voted by you in person at the Annual Meeting only if you obtain a legal proxy from the broker or other agent that holds your shares giving you the right to vote the shares and bring such proxy to the Annual Meeting.

How to Change Your Vote

You can revoke your proxy at any time before it is exercised at the Annual Meeting by doing any of the following: (1) you can submit a valid proxy with a later date; (2) you can notify our Secretary in writing at the address listed below that you have revoked your proxy; or (3) you can vote in person by written ballot at the Annual Meeting.

Any written notice of revocation, or later dated proxy, should be delivered to:

Indevus Pharmaceuticals, Inc.

33 Hayden Avenue

Lexington, MA 02421

Attention: Secretary

Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to the Secretary at the Annual Meeting before voting begins.

If your shares of common stock are held by a bank, broker or other nominee, you must follow the instructions provided by the bank, broker or other nominee if you wish to change your vote.

Solicitation of Proxies and Expenses

This proxy is solicited on behalf of our Board of Directors. We will bear the costs of preparing and mailing this Proxy Statement, and will bear the other costs of the solicitation of proxies from our stockholders. In addition, our directors, officers, employees and agents and their respective subsidiaries may solicit proxies in person, by mail, or by telephone, facsimile or other electronic methods without additional compensation other than reimbursement for their actual expenses. In addition, brokerage houses and other custodians, nominees and fiduciaries will send beneficial owners the proxy materials. We do not expect, but reserve the right, to pay compensation for the solicitation of proxies.

We will provide without charge to each person being solicited by this Proxy Statement, on the written request of any such person, a copy of the Annual Report of the Company on Form 10-K for the fiscal year ended September 30, 2007 (as filed with the SEC) including the financial statements thereto. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection by stockholders during regular business hours at our offices and the offices of our transfer agent during the ten days prior to the Annual Meeting as well as at the Annual Meeting. All such requests should be directed to Secretary, Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, Massachusetts 02421-7966.

Recommendation of the Board of Directors

Our Board of Directors unanimously recommends that our stockholders vote “FOR” the election of each of the nominees as Directors; and “FOR” ratification of the appointment of PricewaterhouseCoopers LLP.

Householding of Annual Meeting Materials

Pursuant to the rules of the SEC, services that deliver our communications to shareholders that hold their stock through a bank, broker or other holder of record may deliver to multiple shareholders sharing the same address a single copy of our Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and Proxy Statement. Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability of Proxy Materials, Annual Report to Shareholders and/or Proxy Statement to any shareholder at a shared address to which a single copy of each document was delivered. Shareholders may notify us of their requests by writing or calling the following address or phone number: Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, Massachusetts 02421, Telephone: (781) 861-8444, Attention: Investor Relations.

SECURITY OWNERSHIP OF CERTAIN OF OUR BENEFICIAL OWNERS

AND MANAGEMENT

The following table sets forth certain information regarding the beneficial ownership of our common stock and preferred stock as of January 16, 2008 for the following:

•	each of our Named Executive Officers;

•	each of our Directors;

•	all of our Directors and Named Executive Officers as a group; and

•	all persons known by us to beneficially own more than 5% of our common stock or preferred stock.

Applicable percentage ownership is based on 76,677,901 shares of common stock outstanding as of January 16, 2008, together with applicable options for each stockholder. Beneficial ownership is determined in accordance with the rules of the SEC, based on factors including voting and investment power with respect to shares. Common stock subject to options currently exercisable, or exercisable within 60 days after January 16, 2008, are deemed outstanding for the purpose of computing the percentage ownership of the person holding those options, but are not deemed outstanding for computing the percentage ownership of any other person. For information relating to beneficial owners of greater than 5% of our common stock who are not insiders, we rely upon the reports filed by such persons or entities on Schedule 13G and Form 4. Unless otherwise noted, the address for each stockholder is 33 Hayden Avenue, Lexington, MA 02421-7966.

	Amount and Nature of Beneficial Ownership (1)		Percent of Outstanding Class of Stock Owned (19)
Beneficial Holder			Common
Glenn L. Cooper, M.D.	3,220,150	(2)	3.6%
Thomas F. Farb	254,800	(3)	*
Noah D. Beerman	492,251	(4)	*
Mark S. Butler	1,264,525	(5)	1.4%
Michael W. Rogers	1,583,368	(6)	1.8%
Bobby W. Sandage, Jr., Ph.D.	1,507,934	(7)	1.7%
Andrew Ferrara	12,500	(8)	*
James C. Gale	2,231,368	(9)	2.6%
Michael E. Hanson	56,250	(10)	*
Stephen C. McCluski	83,750	(11)	*
Cheryl P. Morley	83,750	(12)	*
Malcolm Morville, Ph.D.	164,250	(13)	*
All Directors and Named Executive Officers as a group (12 persons)	10,954,896	(14)	11.5%
Joseph Edelman c/o First New York Securities, LLC 850 Third Avenue, 8th Floor New York, NY 10022	6,286,706	(15)	7.2%
FMR, LLC Edward C. Johnson 3d 82 Devonshire Street Boston, MA 02109	11,046,229	(16)	12.6%
OrbiMed Advisors LLC, OrbiMed Capital LLC, Samuel D. Isaly 767 Third Avenue, 30th Floor New York, New York 10017	4,388,500	(17)	5.0%
	Preferred
Wyeth Five Giralda Farms Madison, New Jersey 07940	244,425	(18)	100%

*	Less than one percent.
(1)	Beneficial ownership is defined in accordance with the rules of the Securities and Exchange Commission (“SEC”) and generally means the power to vote and/or to dispose of the securities regardless of any economic interest therein. Share amounts include options which are exercisable within sixty (60) days.
(2)	Includes (i) 308,900 shares, 113,900 of which are shares of restricted stock subject to vesting, transfer restrictions, forfeiture and acceleration, and (ii) 2,911,250 shares issuable upon exercise of options exercisable within 60 days, but excludes 97,500 shares issuable upon exercise of options held by Dr. Cooper’s spouse, an employee of the Company, as to all of which shares Dr. Cooper disclaims beneficial ownership.
(3)	Includes (i) 67,300 shares, all of which are shares of restricted stock subject to vesting, transfer restrictions, forfeiture and acceleration, and (ii) 187,500 shares issuable upon exercise of options exercisable within 60 days.
(4)	Includes (i) 44,599 shares, 42,300 of which are shares of restricted stock subject to vesting, transfer restrictions, forfeiture and acceleration, and (ii) 447,652 shares issuable upon exercise of options exercisable within 60 days.
(5)	Includes (i) 43,829 shares, 42,300 of which are shares of restricted stock subject to vesting, transfer restrictions, forfeiture and acceleration, (ii) 2,945 shares owned by Mr. Butler’s children, and (iii) 1,217,751 shares issuable upon exercise of options exercisable within 60 days.
(6)	Includes (i) 164,617 shares, 42,300 of which are shares of restricted stock subject to vesting, transfer restrictions, forfeiture and acceleration, and (ii) 1,418,751 shares issuable upon exercise of options exercisable within 60 days.
(7)	Includes (i) 74,683 shares, 42,300 of which are shares of restricted stock subject to vesting, transfer restrictions, forfeiture and acceleration, and (ii) 1,433,251 shares issuable upon exercise of options exercisable within 60 days.
(8)	Consists of 12,500 shares issuable upon exercise of options exercisable within 60 days.
(9)	Based on information filed with the SEC, includes (i) 4,873 shares owned jointly with his wife, and (ii) 2,226,495 shares beneficially owned by SMH Capital Inc., or SMH. The shares beneficially owned by SMH are directly held by SMH Hydro Med, LLC; SMH Hydro Med II, LLC; SMH Valera, LLC; Corporate Opportunities Fund, L.P.; Corporate Opportunities Fund (Institutional), L.P.; Life Sciences Opportunities Fund, L.P.; and Life Sciences Opportunities Fund (Institutional), L.P.; each an affiliate of SMH. Mr. Gale is a Managing Director of SMH and a manager and chief investment officer of Signet Healthcare Partners, LLC, an affiliate of SMH that manages the investments of the referenced entities. Prior to April 18, 2007, Mr. Gale exercised sole voting and dispositive power over the shares held by SMH. Effective April 18, 2007, Mr. Gale transferred sole voting and dispositive power over the shares held by SMH to Don A. Sanders. Mr. Gale disclaims beneficial ownership of these shares held by SMH except to the extent of his pecuniary interest in the funds described above.
(10)	Consists of 56,250 shares issuable upon exercise of options exercisable within 60 days.
(11)	Consists of 83,750 shares issuable upon exercise of options exercisable within 60 days.
(12)	Consists of 83,750 shares issuable upon exercise of options exercisable within 60 days.
(13)	Includes (i) 22,000 shares and (ii) 142,250 shares issuable upon exercise of options exercisable within 60 days.
(14)	Includes (i) 2,960,241 shares, 350,400 of which are shares of restricted stock subject to transfer restrictions, forfeiture and acceleration, and (ii) 7,994,655 shares issuable upon options exercisable within 60 days.
(15)	Based on information filed with the SEC, comprised of (i) 6.25% Convertible Senior Notes due 2009 (the “Notes”) convertible into 300,480 shares held by Mr. Edelman, (ii) 1,380,650 shares and Notes convertible into 4,549,276 shares held by Perceptive Life Sciences Master Fund Ltd. (“Master Fund”), a Cayman Islands company of which the investment manager is Perceptive Advisors LLC, a Delaware limited liability company of which Mr. Edelman is the managing member, and (iii) 56,300 shares held in an account of First New York Trading, LLC, of which Mr. Edelman has sole voting and dispositive power.

(16)	Based on information filed with the SEC, Fidelity Management & Research Company (“Fidelity”), 82 Devonshire Street, Boston, Massachusetts 02109, a wholly-owned subsidiary of FMR LLC and an investment adviser registered under Section 203 of the Investment Advisers Act of 1940, is the beneficial owner of the 11,046,229 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940. Edward C. Johnson 3d and FMR LLC, through its control of Fidelity, and the funds each has sole power to dispose of the 11,046,229 shares owned by the funds.
(17)	Based on information filed with the SEC, comprised of (i) 2,041,000 shares held by OrbiMed Advisors LLC, and (ii) 2,347,500 held by OrbiMed Capital LLC, and holders are holding the securities on behalf of other persons who have the right to receive or the power to direct the receipt of dividends from, or proceeds from sale of, such securities, as follows: (i) OrbiMed Advisors LLC and OrbiMed Capital LLC hold shares on behalf of Caduceus Capital Master Fund Limited (1,475,000 shares), Caduceus Capital II, L.P. (880,000 shares), UBS Eucalyptus Fund, LLC (1,045,000 shares), PW Eucalyptus Fund, Ltd. (116,000 shares), HFR SHC Aggressive Master Trust (205,000 shares), and Finsbury Emerging Biotechnology Trust plc (667,500 shares).
(18)	Represents shares of preferred stock, which constitute all of the outstanding shares of preferred stock, and which are convertible into 622,222 shares of common stock having the right to cast 568,850 votes on a converted basis on all matters other than the election of Directors.
(19)	All beneficial owners own shares, with the exception of Wyeth which owns 244,425 preferred shares (convertible into 622,222 shares of common stock). The percent of class in this column is calculated as follows:

(a)	for beneficial owners of shares of common stock, on the basis of 76,677,901 shares outstanding plus options exercisable within 60 days and shares to be issued upon conversion of our outstanding convertible notes, excluding 622,222 shares of common stock issuable upon conversion of the preferred shares, representing the number of shares outstanding and entitled to vote for the election of Directors of the Company.
(b)	for beneficial owners of preferred shares, the percent of class is calculated on the basis of 244,425 preferred shares outstanding.

BOARD OF DIRECTORS

Directors are elected by the stockholders at each annual meeting or, in the case of a vacancy, are appointed by the Directors then in office, to serve until the next annual meeting or until their successors are elected and qualified. The Board of Directors has seven current members. Officers are appointed by and serve at the discretion of the Board. The current members of the Board and the function of each committee of the Board are described below:

NAME	AGE	POSITIONS AND TENURE
Glenn L. Cooper, M.D.	55	Chief Executive Officer and Director since May 1993 and Chairman since January 2000
Andrew Ferrara	68	Director since April 2006
James C. Gale	57	Director since April 2007
Michael E. Hanson	60	Director since December 2004
Stephen C. McCluski	55	Director since June 2003
Cheryl P. Morley	53	Director since June 2003, Presiding Director since December 2004
Malcolm Morville, Ph.D.	62	Director since February 1993

MEETINGS OF THE BOARD OF DIRECTORS

The Board of Directors held nine meetings during the fiscal year ended September 30, 2007 (“fiscal 2007”). During fiscal 2007, each incumbent Director attended at least 75% of the aggregate number of meetings of the Board of Directors and the committees thereof on which such Director serves. All Directors are requested to attend each annual meeting of stockholders and all Directors attended the 2007 Annual and Special Meeting of Stockholders, except Mr. Gale who was not a Director at such time. The Board has determined that each of its non-employee members is independent within the meaning of The Nasdaq Global Market (“Nasdaq”) listing standards.

BOARD COMMITTEES

Audit

The Audit Committee consists of Mr. McCluski, the Chairman of the Committee, Mr. Gale, Mr. Hanson and Ms. Morley. The Board of Directors has determined that Mr. McCluski, Ms. Morley and Mr. Gale are audit committee financial experts, as defined by the SEC’s rules, and that the members of the Audit Committee are “independent” as defined by the current listing standards of Nasdaq. The Audit Committee met six times during fiscal 2007.

The Audit Committee assists the Board by overseeing the performance of the independent registered public accounting firm and the quality and integrity of our internal accounting, auditing and financial reporting practices. The Audit Committee’s other primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor our financial reporting process and internal control system; (2) be directly responsible for the selection of our independent registered public accounting firm and their compensation; (3) review and appraise the audit efforts of our independent registered public accounting firm; and (4) provide an open avenue of communication among the independent registered public accounting firm, our financial and senior management and the Board of Directors. The Audit Committee also pre-approves all audit services and permitted non-audit services performed or proposed to be undertaken by the auditors and meets quarterly with representatives of management and our independent auditors to review financial statements prior to release of quarterly financial results. The Board has adopted a written charter for the Audit Committee which was filed as Appendix A to our Definitive Proxy Statement filed with the SEC on January 30, 2006, and which also may be accessed and reviewed through our website: http://www.indevus.com.

Compensation

The Compensation Committee consists of Mr. Hanson, the Chairman of the Committee, Dr. Morville and Mr. Ferrara. The Compensation Committee met seven times during fiscal 2007. The Board has determined that the members of the Compensation Committee are “independent” as defined by the current listing standards of Nasdaq.

The Compensation Committee reviews and determines the compensation of all our executive officers. The Compensation Committee’s other primary duties and responsibilities are to: (1) review general policy matters relating to compensation and benefits of our employees; (2) administer our stock option and other employee compensation plans; and (3) consult with management on matters concerning compensation and make recommendations to the Board of Directors on compensation matters where approval of the Board of Directors is required. The Board has adopted a written charter for the Compensation Committee which may be accessed and reviewed through our website: http://www.indevus.com.

Nominating and Governance

The Nominating and Governance Committee consists of Ms. Morley, the Chairperson of the Committee, Dr. Morville and Mr. Ferrara. The Board has determined that the members of the Nominating and Governance Committee are “independent” as defined by the current listing standards of Nasdaq. The Nominating and Governance Committee met three times during fiscal 2007.

The Nominating and Governance Committee develops and maintains criteria and procedures for the identification and recruitment of candidates for election to serve as our Directors, recommends Director nominees to the Board, and as appropriate, to our stockholders. The Nominating and Governance Committee’s other primary duties and responsibilities are to: (1) review and reassess the adequacy of our corporate governance guidelines and recommend any proposed changes to the Board for approval; (2) study and review with the Board the overall effectiveness of the Board and its committees and establish Director orientation guidelines; (3) review and recommend to the Board from time to time the creation of new Board committees, the Directors to be selected for membership on the Board committees, and the responsibilities, organization and membership of existing Board committees; (4) review and report to the Board on management succession planning; (5) oversee jointly with the Compensation Committee the annual Chief Executive Officer evaluation process and report the results of the evaluation to the Board and its Compensation Committee; and (6) review with management any proposed major organizational changes. The Board has adopted a written charter for the Nominating and Governance Committee which is included as Appendix D to our Definitive Proxy Statement filed with the SEC on January 28, 2005, and may be accessed and reviewed through our website: http://www.indevus.com.

The Nominating and Governance Committee and the Board will consider Director candidates recommended by stockholders. The Nominating and Governance Committee and the Board do not have a written policy for how they will consider such recommendations due to the limited number of such recommendations to date, the need to evaluate such recommendations on a case-by-case basis, and the expectation that recommendations from stockholders would be considered generally in the same manner as recommendations by our Directors or officers.

The Nominating and Governance Committee and the Board have not established minimum qualifications that must be met by a Board-recommended nominee. However, the Directors do:

•	consider whether a current Board member wishes to be re-elected;

•

determine if a new nominee is needed and the skills and experience desired in a new Director, such as marketing or sales experience, financial expertise, business experience, technological knowledge, business development expertise or community involvement;

•	identify potential nominees who have such skills and experience;

•	determine whether the potential nominees are our stockholders;

•	develop a consensus of the Directors with respect to which potential nominee would be best suited for the position;

•	investigate the potential nominee’s background and develop personal knowledge about the candidate; and

•	determine whether the candidate is interested.

A stockholder who wishes to make a recommendation for consideration by the Nominating and Governance Committee must submit a written recommendation to us at Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, Massachusetts 02421, Telephone: (781) 861-8444, Attention: Nominating and Governance Committee. Each such written recommendation must state the name, age, business or residence address of the candidate, the principal occupation or employment of the candidate, the number of shares of our common stock and preferred stock owned either beneficially or of record by each such candidate, if any, and the length of time such shares have been so owned. Written recommendations received by September 30 will be considered for the next annual meeting of stockholders held thereafter, while recommendations received after such date will be considered for the annual meeting following the next annual meeting held thereafter unless the Board, in its sole discretion, decides otherwise.

COMMUNICATIONS WITH DIRECTORS

The Board of Directors maintains a process for stockholders to communicate with the Board. Stockholders wishing to communicate with the Board or any individual Director must mail a communication addressed to the Board or the individual Director to the Board of Directors, c/o Indevus Pharmaceuticals, Inc., 33 Hayden Avenue, Lexington, Massachusetts 02421-7966. Any such communication must state the number of shares of our common stock or preferred stock beneficially owned by the stockholder making the communication. All of such communications will be forwarded to the full Board of Directors or to any individual Director or Directors to whom the communication is directed unless the communication is clearly of a marketing nature or is unduly hostile, threatening, illegal, or similarly inappropriate, in which case we have the authority to discard the communication or take appropriate legal action regarding the communication.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives

The goal of our executive compensation policy is to ensure that an appropriate relationship exists between executive compensation and the creation of stockholder value, while at the same time attracting, motivating and retaining qualified executive officers.

The objectives of our Executive Officer compensation programs are as follows:

•	To maintain a cohesive compensation philosophy with the flexibility to track and react to our competitive marketplace.

•	To align executive compensation with company objectives and financial performance to further our short- and long-term strategic goals.

•	To align executive short and long-term incentive compensation with increasing shareholder value.

•	To attract and retain highly qualified individuals in critical positions with the company by striving to be a highly–regarded employer with respect to total compensation and career opportunities.

During fiscal 2007, the Compensation Committee engaged in an extensive review and analysis of our overall executive compensation. As part of this analysis, which included input from our Chief Executive Officer, or CEO, Chief Financial Officer and independent consultants, the Compensation Committee:

•

Assessed our overall executive compensation, both on an individual executive and company-wide basis, including a review of our employment agreements with our Executive Officers and an analysis of the value of stock options and other equity awards held by our executives;

•

Considered the ongoing transition and growth of our business and operations, which accelerated upon our April 2007 acquisition of Valera Pharmaceuticals, Inc., from primarily development activities to a more integrated commercial enterprise with manufacturing and sales and marketing operations;

•

developed an appropriate peer group that reflected our expanded operations to serve as a benchmark for competitive compensation data and supplemented that data with survey data from the 2007 Radford Global Life Science Survey reflecting biotechnology companies with 150-499 employees, as compiled by Radford Surveys + Consulting, a business unit of Aon, or Radford, a nationally recognized executive compensation consulting firm;

•	evaluated and established the positioning of our Executive Officers on an overall and individual executive basis, and by compensation element, compared to the peer group data;

•

evaluated the desirability of amending or entering into new employment agreements after an analysis of competitive agreements and of the financial and tax implications of certain provisions and determined to enter into new employment agreements with each Executive Officer;

•

developed a compensation philosophy that continues to include competitive base salaries and a focus on performance-based short and long-term incentives that encourage achievement of corporate goals and individual objectives determined to be integral to our long-term success and increasing stockholder value.

•	determined to provide our Executive Officers a mix of compensation elements consisting of:

•	a competitive annual base salary,

•	short-term incentive compensation in the form of annual bonuses that are awarded if specified company and individual goals are achieved, and

•	long-term equity-based incentive compensation;

•	evaluated the weighting of compensation elements and evaluated the appropriate components of the mix, weighting, and value of long-term equity-based incentive compensation awards

The Compensation Committee and Chief Executive Officer, or CEO, believe in taking a competitive position in executive pay and have consistently demonstrated that over the years by providing the CEO and other Named Executive Officers with a multiple element compensation program, including base salary, potential annual bonuses as well as long-term incentive awards. Each of our Named Executive Officers have historically received a competitive base salary plus the opportunity to participate in annual bonus plans with an increasingly substantial portion of their compensation based on performance-based incentives tied to the achievement of corporate goals.

We also believe that our existing compensation programs have been effective in meeting our goals of attracting, retaining and motivating key talent, which has helped validate the mix between short- and long-term compensation and the mix between at-risk and fixed compensation. We regularly reassess and review our programs for areas of potential improvement, and educate our Board members on executive compensation matters. In addition, we focus not just on what is paid, but on the process for decision-making to ensure it has appropriate input from independent advisors and Board members, with the appropriate checks in place to ensure integrity in the process.

We will use the term “Executive Officers” when referring to all of our executive officers, and we will use the term “Named Executive Officers” when referring to the six individuals named in the Summary Compensation Table on page 25 of this Proxy Statement. The discussion that follows generally reflects the review and analysis conducted by the Compensation Committee during fiscal 2007 and our current compensation practices and philosophy, although in some cases we refer to past practices.

Compensation Elements and Targeted Market Levels of Compensation

Our philosophy provides that Executive Officer compensation can be above or below the identified compensation target for each pay element depending on a number of factors including retention considerations, individual and company performance, relative value of the position within the company as compared to peer companies, and internal equity considerations.

We provide the following key elements of compensation:

•

Base salaries are targeted at the median of the market for comparable positions at comparable companies, but can exceed the median over time based on performance and experience. Base salaries can also be set below the median for employees new to the role and above the median for employees with extensive experience.

•

Annual performance bonuses are generally targeted to allow total cash compensation to be between the 50th and 75th percentile for comparable positions at comparable companies. Awarding of annual bonuses have historically been based upon the achievement of corporate performance goals that are set forth in annual bonus plans approved by the Compensation Committee and the full Board. In fiscal 2007 the annual bonus for the CEO included a discretionary component based on an evaluation of his performance. Beginning in fiscal 2008, the annual bonuses for the other Named Executive Officers will also include a discretionary component based on assessment of individual performance.

•

Long-term incentive awards are generally targeted at or above the median of the market to provide comparable compensation with similar positions at comparable companies if our stock price performs well. These awards have historically included stock options, restricted stock awards and performance based stock awards.

We allocate our compensation between short- and long-term compensation with significant emphasis on long-term incentives due to our stage of growth and desire to focus on long-term results. Fiscal 2006 compensation figures are indicative of this allocation and emphasis. For fiscal 2006, the CEO’s total compensation was mainly comprised of approximately 43% base salary, 15% bonus (in the form of non-equity incentive plan compensation) and 41% long term compensation (in the form of restricted and performance stock awards). For fiscal 2006, the other Named Executive Officers’ total compensation was mainly comprised, on average, of 55% base salary, 14% bonus (in the form of non-equity incentive plan compensation) and 31% long-term compensation (in the form of restricted and performance stock awards).

Fiscal 2007 compensation figures are not indicative of the desired allocation and emphasis due to a change in annual review procedures. In years prior to fiscal 2007, salary and bonus reviews generally occurred at the end of our fiscal year, while long-term equity-based incentive compensation awards were generally granted around the time of our annual meeting of stockholders when Directors also received annual equity grants. During fiscal 2006, the Compensation Committee determined to consolidate into a fiscal year-end annual review the evaluation of executive compensation. This change resulted in an 18-month period between the annual review performed in March 2006 and the award to our executives of equity-based compensation as part of the fiscal 2007 year-end review occurring in October 2007. As such, with the exception of Mr. Farb who joined the company in October 2006, we did not grant any long-term compensation to the Named Executive Officers in fiscal 2007 and the annual compensation package of the Named Executive Officers for fiscal 2007 was mainly comprised of base salary and bonus. For fiscal 2007, the CEO’s total compensation was mainly comprised of approximately 64% base salary and 34% bonus (in the form of non-equity incentive plan compensation). The other Named Executive Officers’ total compensation was mainly comprised, on average (excluding the long-term compensation awards granted to Mr. Farb upon his hiring), of 66% base salary and 30% bonus (in the form of non-equity incentive plan compensation).

Compensation of the Named Executive Officers for fiscal 2008 includes, and for future fiscal periods is expected to include, a long-term equity incentive compensation component and, accordingly, the allocations among these compensation elements is expected to be more similar to fiscal 2006 than fiscal 2007. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Committee reviews information from relevant peer companies, the value of equity-based compensation then held by our executives and such other information as it considers appropriate, to determine the appropriate level and mix of incentive compensation. The CEO’s and other Named Executive Officers’ salary, bonus and other compensation can be found in the Summary Compensation Table contained in this Proxy Statement.

Stock Ownership

While we do not have a pre-established policy that requires stock ownership by our Directors and Executive Officers, we do encourage our Directors and Executive Officers to own and retain our common stock. We encourage stock ownership to align the interests of our Directors and Executive Officers with those of our stockholders by ensuring that our Directors and Executive Officers have a significant financial stake in our success.

Compensation Benchmarking

As part of establishing the total compensation package for Executive Officers, the Compensation Committee reviews compensation packages for comparable positions at comparable companies and also takes into account the general economics of the marketplace as well as our financial position and performance. The Compensation Committee has also historically engaged an independent consulting firm to assist with assessing and establishing the compensation packages. In establishing compensation for Executive Officers for fiscal 2007, the Compensation Committee engaged Radford. The Compensation Committee, with the assistance of Radford, reviewed a broad range of competitive data, including compensation comparisons primarily based on industry, financial profile, headcount and stage of development.

During fiscal 2007, the Compensation Committee engaged Radford to assist with establishing Executive Officer compensation for fiscal 2008. This assessment included review and recommendations pertaining to our compensation philosophy, the appropriate peer group and peer group comparisons, as well as salary, bonus, long- term and other compensation and incentives. The assessment also included a review of the employment contracts for the Named Executive Officers. As part of this assessment, Radford prepared and presented a report to the Compensation Committee summarizing the competitive data and comparisons of our CEO and Executive Officers to the comparable competitive market data utilizing publicly available data from the comparable companies and broad survey data (reflecting companies of similar size in the pharmaceutical/biotech industry). The peer companies utilized in the report included Alkermes, Inc., Arena Pharmaceuticals, Inc., Auxilium

Pharmaceuticals, Inc., BioMarin Pharmaceutical Inc., Cubist Pharmaceuticals, Inc., CV Therapeutics, Inc., Durect Corp., Enzon Pharmaceuticals, Inc., InterMune, Inc., Lifecell Corp., Ligand Pharmaceuticals, Inc., Nektar Therapeutics, Neurocrine Biosciences, Inc., Noven Pharmaceuticals, Inc., Pharmion Corp., Salix Pharmaceuticals LTD, Santarus, Inc., Sciele Pharmaceuticals, Inc., Tanox, Inc., The Medicines Company, United Therapeutics Corp. and Vertex Pharmaceuticals, Inc.

The report revealed the following with respect to fiscal 2007 compensation, as compared to the benchmarking and other data prepared and reviewed at the end of fiscal 2007:

(i) the CEO’s base salary was slightly below the 50th percentile, his combined base salary and actual bonus was slightly below the 50th percentile, and his long-term incentive compensation approximated the 50th percentile.

(ii) the other Named Executive Officers’ (excluding the CEO) were paid base salaries at approximately the 75th percentile (except our Chief Scientific Officer who was slightly below the 50th percentile, and the Chief Business Officer who was slightly above the 50th percentile), their combined base salaries and actual bonuses were between the 50th and 75th percentiles (except our Chief Scientific Officer and Chief Business Officer who were slightly below the 50th percentile) and long-term incentive compensation was between the 50th and 75th percentiles.

Similar to the process conducted in establishing executive compensation for fiscal 2008, as part of establishing the total compensation package for Executive Officers in future periods, the Compensation Committee expects to review compensation packages for comparable positions at comparable companies and take into account the general economics of the marketplace as well as our financial position and performance. The Compensation Committee may also continue to engage an independent consulting firm to assist with assessing and establishing the compensation packages. Such independent consulting firm would typically recommend a list of comparable companies for Executive Officer compensation comparisons primarily based on industry, financial profile and stage of development. Once the peer companies are selected, we will compare our compensation to our peer companies on the basis of those as well as other relevant factors. Any such comparable companies, including those used for fiscal 2008 compensation as set forth above, will be reviewed periodically and may change depending on changes in the marketplace, acquisitions, divestitures and business focus of ours or comparable companies.

Compensation Elements and Process

Annual Base Salary

Base salaries are included as part of our compensation package to provide a competitive compensation package consistent with comparable company and industry practices. We target starting base salaries at about the median of the marketplace for the following reasons:

•

We have a compensation philosophy which historically provided an opportunity for significant additional incentive pay in the form of bonuses based upon achievement of common corporate goals. In fiscal 2007 for the CEO, and beginning in fiscal 2008 for the other Named Executive Officers, the annual bonus pool included, and will include, a discretionary component based on individual performance.

•	Median targeted base salaries in conjunction with median target bonus opportunities ensure that we are competitive in paying for the value of the position, yet still allow us to emphasize performance.

In certain circumstances, starting base salaries higher than the median are offered for positions that require more complex work, have critical value to us, are in high demand in the marketplace and have fewer qualified candidates, or in situations where candidates enter the position with extraordinary relevant experience. Higher base salaries may also be paid over time to reflect superior individual performance.

Base salaries are considered for increases annually. Base salary recommendations, if any, are initially provided by the CEO to the Compensation Committee at or prior to the beginning of a fiscal year. The

Compensation Committee then conducts a review and makes its base salary recommendations for the CEO and other Executive Officers) to the Board of Directors. Salary increases are determined taking into account a variety of factors, including:

•	Our compensation philosophy and objectives.

•	The CEO’s and other Named Executive Officers’ individual performance generally.

•

The CEO’s total cash compensation as compared to the second highest paid Executive Officer and our lowest paid employee to determine whether the CEO’s relative cash compensation is fair and reasonable in the context of internal equity.

•	Retention considerations.

•	The CEO and Executive Officer’s potential future contributions to our success.

•	Competitive analyses prepared by Radford on CEO and executive officer compensation at comparable companies.

Annual Performance Bonus Awards

As part of our compensation philosophy, we provide for an annual cash performance bonus under our written CEO Bonus Plan and Senior Executive Bonus Plan, each of which is adopted and filed with the SEC on an annual basis for each fiscal year. We target annual cash bonuses that allow total cash compensation to exceed the median of the marketplace depending upon company performance and, more recently, individual performance for the following reasons:

•	To encourage specific short-term senior Executive Officer behaviors that create and protect shareholder value.

•	To focus senior Executive Officers on important short-term business objectives that are expected to have a positive long-term impact on our success.

•	To provide competitive cash compensation packages if goals are met or exceeded.

The cash bonus program is designed to reward the accomplishment of specific goals during the year. Each senior Executive Officer has a target total bonus as a percentage of base salary as follows:

Executive Level	2008 Target Percentage (as a percent of base salary)
CEO	65%
COO	55%
Executive Vice Presidents	50%

The target bonus percentages are designed to provide similar bonus opportunities to our senior Executive Officers as the target bonus opportunity for executives at comparable companies. The annual performance bonus goals change year-to-year, but generally are focused on company performance with a more recent individual discretionary component.

Company goals are proposed by the CEO and the Compensation Committee and subsequently reviewed, modified if necessary, and approved by the Compensation Committee and the full Board. The CEO discusses the performance of the Company with other Directors on a regular basis throughout the fiscal year. The CEO meets with the Compensation Committee prior to the end of the fiscal year and again following the fiscal year end to discuss which company goals were met. The Compensation Committee makes the final determination as to which company goals were met and the resulting bonus level that was achieved.

With respect to the CEO bonus, the evaluation by the Compensation Committee is based in part on a review conducted by the Nominating and Governance Committee (the “N&G Committee”). The review of the N&G

Committee includes a review of the discretionary component of the CEO’s bonus. The N&G Committee provides the initial review of the CEO’s performance and such review includes a self-assessment provided by the CEO and qualitative input on the CEO’s performance solicited from all Directors. The N&G Committee reports the results of its initial review of the CEO to the Compensation Committee. The Compensation Committee then considers this input and input from external sources for use in connection with the CEO’s performance evaluation. The Compensation Committee then makes a recommendation to the independent Directors for the discretionary portion of the CEO’s bonus.

For the other Named Executive Officers, the CEO quantitatively evaluates the other Named Executive Officers performance against the company goals set forth in the Senior Executive Bonus Plan and recommends the bonuses and allocations for the fiscal year to the Compensation Committee. The Compensation Committee then reviews and makes a recommendation to the full Board regarding the annual performance bonus amounts for the Named Executive Officers. The discretionary component of the other senior Executive Officers’ bonus being implemented in fiscal 2008 will be based upon a subjective assessment of each officer by the CEO, with the amount of the discretionary bonus to be approved by the Compensation Committee.

In establishing the bonus plans for fiscal 2008, the Compensation Committee determined to raise the percentage of base salary available under the bonus pool, or total target bonus, for the CEO for fiscal 2008 to sixty-five percent (65%) from sixty percent (60%) in fiscal 2007 and also determined for the first time to include a discretionary portion of the bonus for the Executive Officers to comprise up to thirty percent (30%) of the total target bonus. The following table summarizes the weighting of goals between company and individual goals for the CEO and other senior Executive Officers for fiscal 2008:

Executive Level	Portion of 2008 Total Bonus Tied to Company Performance	Portion of 2008 Total Bonus Tied to Individual Performance
CEO	70%	30%
COO and Other Senior Executive Officers	70%	30%

The weighting of goals is agreed upon by the Compensation Committee and specified in the bonus plan. Company goals are selected and designed to promote the creation and protection of value for stockholders and to motivate high performance at the company level. Individual goals are selected and designed to focus Executive Officers on individual behaviors that support our overall performance and success. For fiscal 2008, the company performance goals under the bonus plans reflect the transition of our operations to greater emphasis on marketed products and consist of the following:

•	Achievement of certain sales levels pertaining to VANTAS® and SUPPRELIN® LA;

•	Obtaining FDA approval of NEBIDO® and initiation of the Phase III trial of the octreotide implant;

•	In-licensing and acquiring new products;

•	Out-licensing of ALKS 27, VANTAS for Europe and one non-core product; and

•	Maintaining certain levels of cash.

The company and individual goals are set with a reasonable level of difficulty that requires that we and the Executive Officers perform at a high level in order to meet the goals and the likelihood of attaining these goals is not assured.

For fiscal 2007, the company goals were based on product acquisition or in-licensing, out-licensing of products, funding for clinical trials, regulatory approvals, submission of a significant regulatory filing and cash management. We achieved 85% of our company goals in fiscal 2007, 50% of our company goals in fiscal 2006, and 33.5% of our company goals in fiscal 2005.

Long-Term Incentive Compensation

The Compensation Committee has expressed a current philosophy regarding long-term incentive compensation whereby a combination of restricted shares and performance shares be awarded to our Executive Officers. Historically, the Compensation Committee mainly used stock options as the form of long-term incentive compensation. We will continue to review our current approach to long-term incentives taking into account the financial statement impact of different long-term incentive instruments, tax considerations, the amount of unexercised options outstanding, executive retention, market competitiveness and our overall compensation strategy and philosophy.

Executive Officers are eligible to receive equity awards under our equity plans to tie a significant portion of the Executive Officers’ compensation directly to our performance. Long-term incentive compensation also allows our Executive Officers to share in total shareholder return.

Long–term incentive compensation serves the following objectives:

•	To focus Executive Officers on multi-year results.

•	To provide Executive Officers a financial interest in the value of our common stock and focus them on long-term objectives.

•	To align Executive Officer interests with stockholder interests and to create motivation to increase stockholder value.

•	To provide Executive Officers with a compensation package that is competitive with comparable companies.

•

To retain Executive Officers over the long-term through the use of vesting (typically, awards vest in installments over three or four-year periods for options and restricted stock while performance awards vest entirely after a three-year period if the relevant performance targets are achieved).

The number of awards granted to the Executive Officers is based on various subjective factors including corporate performance, responsibilities of the individual officers, their expected future contributions and the amount, vesting, expiration and price of prior grants. All grants are made at a level intended to be competitive within a group of comparable companies.

Other Benefits and Perquisites

We generally provide our Executives Officers with the same benefits as all of our employees, including payments for long-term disability, short-term disability, health and dental insurance coverages and 401K contributions. In addition, pursuant to their employment agreement, we also provide each Named Executive Officer with a $1,000,000 life insurance policy payable to the beneficiary of their choice. We do not provide any other perquisites to our Executive Officers.

Employment Agreements with Named Executive Officers

We have entered into employment agreements with all of our Named Executive Officers, forms of which can be viewed in our SEC filings. The primary objectives of providing Named Executive Officers with these employment agreements are to provide competitive executive security arrangements, to assist us in attracting and retaining top executive talent, and to balance the need for a Named Executive Officer’s personal financial security with the need to act in the best interest of our stockholders in a situation involving a potential change of control of the company. In fiscal 2007, the Compensation Committee conducted an extensive review of competitive data provided by Radford, as well as potential costs to us of the employment agreements under various potential termination scenarios.

Further detail on the terms of the employment agreements and the value of the employment agreements under various termination scenarios can be found in the section of this proxy statement entitled “Termination of Employment and Change-in-Control Agreements”.

During fiscal 2007, at the request of the Compensation Committee, Radford completed a review of the employment agreements of our Named Executive Officers, including the term, retention and change-in-control provisions. Radford advised the Compensation Committee that certain of the employment agreements contained provisions requiring us to make certain additional payments to those executives in the event that their compensation resulting from a change in control exceeded certain limitations imposed by the federal government which would result in additional tax payable by the executive in those cases. Radford assessed the potential exposure and the Compensation Committee determined to limit our exposure to such payments by imposing limitations on the amount that we would be required to pay under those circumstances. Based on this review and the analysis of the Compensation Committee, the CEO and other Named Executive Officers executed Amended and Restated Employment Agreements with us effective as of October 1, 2007 which contained this limitation as well as certain other changes including increasing the term of the agreements from one year to three years for the CEO and the other Named Executive Officers.

Role of Our Management in the Compensation Determination Process

While the CEO does make initial salary recommendations, our Executive Officers play a limited role in the determination of salary. The Executive Officers coordinate with Radford and other compensation consultants we may engage from time to time. They also provide input regarding the goals in the Senior Executive Bonus Plan. During fiscal 2007, the CEO received input from the Named Executive Officers regarding the performance goals in the Senior Executive Bonus Plan. The process was, as follows:

•	The CEO presents senior Executive Officer performance to the Compensation Committee and makes recommendations relating to senior Executive Officer compensation.

•	The CEO along with input from the Named Executive Officers develops proposed company goals for review by the Compensation Committee and approval by the Board.

Role of the Compensation Consultant

For fiscal 2007, the Compensation Committee retained Radford as its compensation consultant. Radford served as an independent advisor to the Compensation Committee on topics primarily related to Board and executive compensation. Radford was selected in 2005 by the Compensation Committee, reported to the Compensation Committee, took direction from the Compensation Committee, and did not provide any services to us other than the services provided at the request of the Compensation Committee.

Radford’s general responsibilities to the Compensation Committee include working with management to acquire company data necessary to complete work requested by the Compensation Committee, working with the Compensation Committee to help it understand compensation concepts, issues and the changing requirements of regulatory authorities, and assisting the Compensation Committee with reviews of management proposals relating to changes in compensation and related programs.

Specific Radford activities completed for the Compensation Committee in 2007 included the following:

•	Provided the Compensation Committee with a recommended updated list of comparable companies based on the criteria described above.

•

Provided the Compensation Committee with a competitive assessment of compensation for Executive Officers using Radford’s recommended (and Compensation Committee approved) comparable company compensation data, and size- and industry-appropriate broad survey data.

•	Prepared a dilution analysis of overall company equity use compared to overall equity use by comparable companies.

•	Provided the Compensation Committee with a proposal relating to the restricted and performance stock awards issued to the Named Executive Officer.

•	Provided the Compensation Committee with a detailed analysis of the employment contracts of the Named Executive Officers, including termination, severance, change in control and parachute payments.

•	Prepared a financial performance analysis comparing our financial performance to the comparable companies.

•

Provided the Compensation Committee with a competitive assessment of compensation for members of the Board of Directors by comparing our Director compensation programs to director compensation programs at comparable companies.

•	Prepared a retention analysis determining the aggregate level of wealth created and the proportion of unvested equity value compared to total equity value resulting from historical awards.

•	Assisted us with preparation of this compensation discussion and analysis and related compensation tables.

•	Attended several Compensation Committee meetings and executive sessions as requested by the Compensation Committee.

•	Provided the Compensation Committee with market-based compensation recommendations.

Compensation Determinations

Salary

With respect to fiscal 2007, in September 2006, the Compensation Committee made its base salary recommendations for the CEO and other Named Executive Officers to the Board of Directors, based on the CEO’s suggestion that such salaries be increased by only the same amount as the rest of our employees. After discussion and requested adjustments, the Directors approved a salary increase of 5.5% effective as of January 1, 2007 for all of the Named Executive Officers, including the CEO. This 5.5% was the increase being implemented for all of our employees. After giving effect to this increase, the CEO’s base salary for fiscal 2007 was approximately $503,235. The Compensation Committee continues to maintain the CEO’s base salary below the median of the market due to the CEO’s desire to demonstrate leadership in keeping CEO pay reasonable and consistent with other Executive Officers. For fiscal 2007, the CEO’s base salary was slightly below the 50th percentile as compared to market data.

At the CEO’s election, the CEO’s salary for fiscal 2008 will remain at approximately $503,235 even though the Compensation Committee had determined he was eligible for a salary increase following its salary review. In addition, for fiscal 2008 the salaries for the Named Executive Officers (other than the Chief Scientific Officer and the Chief Business Officer) have not been increased. For fiscal 2008, the annual base salaries for the Chief Scientific Officer and the Chief Business Officer increased to $375,000 and $355,000 respectively, to ensure competitive alignment with their peers at comparable companies based on the Radford analysis indicating that the prior salaries of these executives were below the desired percentile.

Bonus

A significant portion of the CEO’s and other Named Executive Officers’ compensation is paid only upon achieving specific results, which are set forth in our bonus plans as targets or goals. The Fiscal Year 2007 CEO Bonus Plan and the Fiscal Year 2007 Senior Executive Bonus Plan contain identical company performance goals. For fiscal 2007, the Board determined, upon recommendation from the Compensation Committee and input from the CEO, that 85% of the pre-determined company goals set forth in the Fiscal Year 2007 CEO Bonus Plan and the Fiscal Year 2007 Senior Executive Bonus Plan were achieved.

In accordance with the Fiscal Year 2007 CEO bonus plan, the company goals represented 70% of the available bonus and the assessment of individual performance represented 30% of the available bonus. Based on the CEO assessment conducted by the N&G Committee, the Compensation Committee recommended that 90% of the subjective portion of the CEO bonus (30% of the total bonus) be paid to the CEO. The maximum available bonus was approximately $301,941, or 60% of the CEO’s base salary. Based on the achievement of performance targets and the subjective assessment of his performance, the CEO was awarded an annual performance bonus of approximately $261,179 ([.70 x $301,941 x .85]+ [.30 x $301,941 x .90]). Details of the CEO bonus for fiscal 2007 (which was paid in October and December 2007) can be found in the Summary Compensation Table contained in this Proxy Statement.

In accordance with the Fiscal Year 2007 Senior Executive Bonus Plan, all of the performance targets were company goals. The CEO initially advised the Compensation Committee as to the achievement of these company goals and recommended to the Compensation Committee that the bonuses earned for the other Named Executive Officers for fiscal 2007 be allocated equally among the other Named Executive Officers. The Compensation Committee made a recommendation to the full Board regarding and the full Board approved the annual performance bonus for fiscal 2007. As set forth in the Fiscal Year 2007 Senior Executive Bonus Plan (and the employment agreement for Mr. Farb), the maximum available bonus was 50% of the Named Executive Officer’s base salary (55% of base salary for Mr. Farb pursuant to the terms of his employment agreement entered into after the bonus plan was adopted). Based on the achievement of performance targets, Mr. Farb received a bonus equal to approximately $198,687, or 46.8% of his base salary. The other Named Executive Officers received bonuses equal to 42.5% of their base salaries, or approximately $138,996 to Mr. Beerman and approximately $149,713 to each of Mr. Butler, Mr. Rogers and Dr. Sandage. Details of Named Executive Officer bonuses for fiscal 2007 (which were paid in October and December 2007) can be found in the Summary Compensation Table contained in this Proxy Statement.

Long Term Incentives

We granted restricted stock and performance-based stock awards to the CEO and the other Named Executive Officers in March 2006 following stockholder approval of an increase to the shares available for issuance under our 2004 Equity Incentive Plan. Due to the Compensation Committee’s decision to review all elements of compensation at the end of the fiscal year, no such awards were made to the CEO or any of the other Named Executive Officers during fiscal 2007 (except for the awards made to Mr. Farb in connection with his hiring) but in connection with our next annual review of overall executive compensation, we granted restricted stock and performance-based stock awards to the CEO and other Named Executive Officers in October 2007.

The number of shares of common stock subject to restricted stock awards granted in October 2007 to the CEO was 42,000 shares. The number of shares of common stock subject to restricted stock awards granted in October 2007 to the other Named Executive Officers was 17,300 shares for Mr. Farb and 13,500 shares for each of the other Named Executive Officers (not including the CEO). The awards are subject to transfer restrictions, forfeiture and acceleration and vest in equal annual installments such that the transfer restrictions are removed relating to the shares as follows: one-third annually for three years commencing one year from the date of grant. The shares subject to the restricted stock awards may be sold immediately upon their vesting which is subject to automatic extension during a black-out period pursuant to the terms of the awards. Prior to vesting and satisfaction of any other required conditions, no dividends are payable with respect to the shares subject to the restricted stock awards.

In addition to the restricted stock awards, in October 2007, the CEO and each of the other Named Executive Officers were granted the right to receive shares of common stock subject to (i) achievement of certain milestones related to the market price of our common stock, and (ii) the recipient remaining employed by us on October 31, 2010, the three-year anniversary of the date of grant. The market prices to be achieved were set with a reasonable level of difficulty that requires that we and the Executive Officers perform at a high level in order to achieve the prices and the likelihood of attaining these prices is not assured. The number of shares the recipient is entitled to receive, if any, at such time is dependent on the market price at which our common stock trades for 20 consecutive business days at any time during the three-year period prior to the vesting date. Depending on such prices as may be attained, the CEO could receive either (i) 41,300, (ii) 55,000, (iii) 68,800, or (iv) 0 shares, Mr. Farb could receive either (i) 16,800, (ii) 22,400, (iii) 28,000, or (iv) 0 shares, and the other Named Executive Officers could receive either (i) 13,500, (ii) 18,000, (iii) 22,500, or (iv) 0 shares. Subject to certain acceleration events, if such market prices are not attained during such three-year period, the recipient will not receive any shares under these awards.

Thomas F. Farb

We entered into an employment agreement with Thomas F. Farb in October 2006 (the “Farb Agreement”). Pursuant to the Farb Agreement and upon his employment, we granted Mr. Farb options to purchase 600,000 shares of our common stock, 50,000 shares of restricted common stock of Indevus and a performance stock award, all pursuant to our 2004 Equity Incentive Plan. The options vest 25% one year from the date of grant and 6.25% every quarter for the next three years thereafter. One-third of the restricted stock awards vested in October 2007 and the remaining two-thirds fully vest in two equal annual installments in each of October 2008 and 2009. The restricted stock awards are subject to transfer restrictions, forfeiture and acceleration provisions. The performance stock awards vest on October 16, 2009 and the amount of such awards is determined in accordance with, and subject to, the achievement of certain milestones related to the market price of our common stock, and vesting is dependent on the recipient remaining employed by us on October 16, 2009. The number of shares the recipient is entitled to receive, if any, at such time is dependent on the market price at which our common stock trades for 20 consecutive business days at any time during the three-year period prior to such vesting date. With regards to the performance stock awards, depending on such prices as may be attained, Mr. Farb could in the aggregate receive either (i) 45,000, (ii) 60,000, (iii) 75,000, or (iv) no shares.

As discussed above, at the end of fiscal 2007, Radford completed a review of the employment agreements of our Named Executive Officers (including the Farb Agreement). Based on this review and the analysis of the Compensation Committee, the Farb Agreement was amended and restated effective as of October 1, 2007. The form of this amended and restated agreement can be viewed in our SEC filings.

Option Extensions

In April 2007, the Compensation Committee also considered issues relating to a number of in-the-money options held by Mr. Rogers and Mr. Beerman that were scheduled to expire shortly, but were unable to be exercised and sold due to a number of factors, including corporate developments, black-out periods imposed on the executives and related factors. The Compensation Committee evaluated the impact on Mr. Rogers, Mr. Beerman, Indevus and our stockholders of an extension of the expiration dates of such options.

At such time, based on an assessment of these issues as well as previous discussions and analysis of option extensions, related accounting charges, provisions of the underlying stock option plans and the appropriate time period for any extension, the Compensation Committee recommended and the Board of Directors approved the extension of the expiration date of (i) 375,000 options held by Mr. Rogers from August 23, 2007 to February 23, 2009, (ii) 375,000 options held by Mr. Rogers from April 5, 2007 to October 5, 2008, and (iii) 45,000 options held by Mr. Beerman from August 14, 2007 to February 14, 2009. The SEC has considered the extension of the expiration date of an option to be the cancellation of the old option and the granting of a new option for reporting purposes.

Impact of Accounting and Tax on the Form of Compensation

The Compensation Committee has considered the impact of the Statement of Financial Accounting Standard No. 123, or SFAS 123(R), as revised by the FASB in 2004, on our use of equity incentives as a key retention tool. The Compensation Committee has determined that the current estimated costs to us of continuing to use equity incentives relative to the benefits we believe these programs provide does not warrant any change to the our current equity incentive framework.

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), limits the tax deduction for compensation paid to Named Executive Officers to $1,000,000. This deduction limitation does not apply to compensation that constitutes “qualified performance-based compensation” within the meaning of Section 162(m) of the Code and regulations promulgated thereunder, including certain performance-based compensation that has been approved by the stockholders. Our stockholders have approved our 2004 Equity Incentive Plan and other stock option plans, which are designed to allow the deduction of income recognized in connection with stock options granted under such plan. We have in the past and may in the future award compensation that is not fully deductible under the Code when we view such compensation as consistent with our compensation policies and in the best interests of the Company and our stockholders. For fiscal 2007, our Executive Officers did not receive compensation that exceeded the deductibility limits of Section 162(m).

The Named Executive Officers could be subject to excise tax liability by reason of payments made under their respective employment agreements. Under such employment agreements, any severance or other payments to be made to the Named Executive Officers shall be reduced to an amount (not less than zero) which shall not cause any portion of the payments to be subject to any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code, provided that under certain circumstances as described in the employment agreements, each of the Named Executive Officers may be entitled to certain gross-up payments to cover the amount of any excise and related taxes that may incurred due to severance and other payments made to the Named Executive Officer, provided further that any such gross-up payment shall not, under any circumstances, exceed $1,250,000 for the Chief Executive Officer, and $500,000 for the other Named Executive Officers.

Granting Practices – Options and other Awards

We issue stock option and other equity awards at various times throughout the year. These grants include, among other things, stock options granted to Directors; deferred stock units that may be granted to Directors as part of their established annual compensation program; and restricted and performance stock and other equity awards that may be issued to Executive Officers as part of our long-term incentive programs or otherwise. All options are priced at the closing market price of our common stock on the date of the grant.

Below is a summary of our written policies with respect to the granting of stock options and other equity awards. The policies have been approved by the Board of Directors and all grants of stock options and other equity awards (“Grants”) are made in accordance with the policies and any applicable awards, and equity plans.

Grants generally require authorization by the Compensation Committee or the Board, except as the Board may specifically otherwise determine and delegate. All Grants to Executive Officers, Directors, and other reporting persons under Section 16 of the Securities Exchange Act of 1934, as amended (collectively, “Reporting Persons”), require authorization by the Compensation Committee or the Board.

Grants requiring Compensation Committee or Board authorization shall be granted only pursuant to appropriate authorization by the Compensation Committee or the Board at a regularly-scheduled meeting, including any quarterly regular meeting or interim regular meeting, and not pursuant to written consents, provided that:

(a) Grants to Executive Officers shall continue to be made as part of the overall annual compensation review, typically at the September regular meetings;

(b) Grants to newly-hired or promoted Executive Officers shall be made at the first regularly-scheduled meeting of the Committee or the Board that occurs on or after the first day of such officer’s employment or effective date of promotion, as applicable;

(c) Grants to Directors shall continue to be made on an annual basis following each annual meeting of our stockholders (except to a Director who is initially elected to the Board at such annual meeting of stockholders and receives an initial Grant in accordance with (d) below); and

(d) initial Grants to newly-elected Directors shall be made at the first regularly-scheduled meeting of the Committee or the Board that occurs on or after the effective date of such Director’s election.

The written policies set forth above were established as part of a review conducted by the Compensation Committee and the Board in June 2007. During this review, the Compensation Committee and the Board determined it was in our best interest to implement best practices with respect to grants of options and other equity awards and adopt certain additional policies with respect to such grants by us as appropriate in light of industry and regulatory practices.

EXECUTIVE COMPENSATION

The following table summarizes aggregate amounts of compensation paid or accrued by us for the year ended September 30, 2007 for services rendered in all capacities by our Named Executive Officers

Summary Compensation Table for Fiscal Year 2007

Name and Principal Position (a)	Year (b)	Salary ($) (c)	Stock Awards ($) (e)	Option Awards ($) (2) (f)	Non- Equity Incentive Plan Compen- sation ($) (3) (g)	All Other Compen- sation ($) (4) (i)	Total ($) (j)
Glenn L. Cooper, M.D.	2007	$496,676			$261,179	$19,769	$777,624
Chief Executive Officer and Chairman
Michael W. Rogers	2007	$347,674			$149,713	$25,279	$522,666
Executive Vice President, Chief Financial Officer and Treasurer
Thomas F. Farb (1)	2007	$408,654	$206,275	$681,147	$198,687	$24,105	$1,518,868
President, Chief Operating Officer
Noah D. Beerman	2007	$322,787			$138,996	$23,799	$485,582
Executive Vice President, Chief Business Officer
Mark S. Butler	2007	$347,674			$149,713	$28,539	$525,926
Executive Vice President, Chief Administrative Officer and General Counsel, Assistant Secretary
Bobby W. Sandage, Jr., Ph.D.	2007	$347,674			$149,713	$24,531	$521,918
Executive Vice President, Research and Development, Chief Scientific Officer

(1)	Mr. Farb was hired as President and Chief Operating Officer on October 16, 2006. Accordingly, Mr. Farb’s salary in this table represents the amount he was paid during fiscal 2007. His comparable annual full-time equivalent salary would have been $425,000. In addition, as previously discussed in this Proxy, upon his hiring we granted Mr. Farb options to purchase 600,000 shares of our common stock, 50,000 shares of restricted common stock and a performance stock award under which, depending on such prices as may be attained, Mr. Farb could in the aggregate receive either (i) 45,000, (ii) 60,000, (iii) 75,000, or (iv) no shares.
(2)	Excludes certain options that were granted in prior periods to Mr. Rogers and Mr. Beerman, the expiration dates of which were extended in April 2007. These extensions are discussed in further detail above.
(3)	Reflects bonus earned by the respective individual under the Fiscal Year 2007 CEO Bonus Plan and the Fiscal Year 2007 Senior Executive Bonus Plan, as applicable. Payments for bonuses earned in fiscal 2007 were made during fiscal 2008 in October and December 2007.
(4)	Amounts in this column include the following for fiscal 2007:

(a) disability insurance premiums, paid on behalf of the Named Executive Officers, in the following amounts: $1,868 for Dr. Cooper, $1,328 for Mr. Rogers, $1,491 for Mr. Farb, $1,227 for Mr. Beerman, $1,328 for Mr. Butler, and $1,324 for Dr. Sandage.

(b) group term life insurance premiums, paid on behalf of the Named Executive Officers, in the following amounts: $1,781 for Dr. Cooper, $1,028 for Mr. Rogers, $1,401 for Mr. Farb, $939 for Mr. Beerman, $4,357 for Mr. Butler, and $1,576 for Dr. Sandage.

(c) term life insurance premiums paid to or on behalf of the Named Executive Officers as follows: $2,525 for Dr. Cooper; $1,710 for Mr. Rogers; $1,900 for Mr. Beerman, $3,741 for Mr. Butler; and $3,097 for Dr. Sandage.

(d) payments made to or on behalf of a Named Executive Officer pursuant to our medical examination program in the following amounts: $3,297 for Mr. Butler.

(e) 401K matching benefits earned by the Named Executive Officers during fiscal 2007 as follows: $5,270 for Mr. Beerman, $1,353 for Mr. Butler, $4,071 for Mr. Sandage and $6,750 for each of the other Named Executive Officers.

(f) payments made to or on behalf of the Named Executive Officers pursuant to our health and dental coverages (and travel benefit for Dr. Cooper) as follows: $ 6,845 for Dr. Cooper and $14,463 for each of the other Named Executive Officers.

Grants of Plan-Based Awards in 2007 Fiscal Year

Except for the awards granted to Mr. Farb in connection with his hiring in October 2006 and the cash bonus payments earned by the Named Executive Officers pursuant to the applicable bonus plan as discussed above, there were no grants of plan-based awards to the Named Executive Officers during fiscal 2007. Information concerning the bonus payments earned in fiscal 2007 is set forth above in the Summary Compensation Table for Fiscal Year 2007. In addition and as discussed above in this Proxy Statement, the Named Executive Officers received restricted stock and performance-based stock awards during fiscal 2008 under our 2004 Equity Incentive Plan. As such these plan-based awards will be included in the Grants of Plan-Based Awards in 2008 Fiscal Year table as filed next year for fiscal 2008. Further, this table excludes certain options that were granted in prior periods to Mr. Rogers and Mr. Beerman, the expiration dates of which were extended in April 2007. These extensions are discussed in further detail above.

The following table sets forth information concerning grants of awards made to Mr. Farb pursuant to plans during the fiscal year ended September 30, 2007 in connection with his hiring.

Name (a)	Grant Date (b)		Estimated Future Payouts Under Equity Incentive Plan Awards			Exercise or Base Price of Option Awards ($/Sh) (5) (k)	Grant Date Fair Value of Stock and Option Awards (6) (l)
			Threshold (#) (f)	Target (#) (g)	Maximum (#) (h)
Thomas F. Farb (1)
	10/16/2006	(2)		600,000		$6.32	$2,622,540
	10/16/2006	(3)		50,000		$0.00	$293,248
	10/16/2006	(4)	45,000	60,000	75,000	$0.00	$352,558

(1)	These awards were granted to Mr. Farb pursuant to our 2004 Equity Incentive Plan in connection with his hiring in October 2006.
(2)	Represents a grant of stock options pursuant to our 2004 Equity Incentive Plan. Twenty Five Percent (25%) of the award (150,000 shares) vested on October 16, 2007, and additional vesting occurs 6.25% every quarter for the three years after October 16, 2007, including 37,500 shares that vest on January 26, 2008.
(3)	Represents a grant of restricted stock that is subject to transfer restrictions, forfeiture and acceleration. The grant vests in equal annual installments such that the transfer restrictions are removed relating to the shares as follows: one-third annually for three years commencing one year from that date of grant. The initial vesting of this award was scheduled to occur in October 2007 but has been delayed in accordance with the terms of such award as a result of black-out periods of the Company.
(4)	Represents a grant of the right to receive shares of common stock subject to (i) achievement of certain milestones related to the market price of our common stock, and (ii) recipient remaining employed by us on the three-year anniversary of the date of grant. The number of shares the recipient is entitled to receive, if any, at such time is dependent on the market price at which our common stock trades for 20 consecutive business days at any time during the three-year period prior to the vesting date. Depending on such prices as may be attained, the recipient could receive either (i) 45,000, (ii) 60,000, (iii) 75,000, or (iv) no shares. Subject to certain acceleration events, if such market prices are not attained during such three-year period, the recipient will not receive any shares under this award.
(5)	The exercise prices of the option grant correspond with the closing price of our common stock on the date of grant.
(6)	For the stock option award, this value reflects the grant date fair value using the Black-Scholes model. Assumptions used in the Black-Scholes model include a Black-Scholes value of $4.3709 per share (using a volatility of 62.8%, a risk-free rate of 4.7%, a dividend yield of 0%, and an expected term of 8 years). The restricted stock award was valued using a weighted-average grant date intrinsic value of $5.86, which reflects a 4% forfeiture rate. The performance stock award was valued using a Monte-Carlo simulation with a vesting period of 3 years, a volatility of 56.08%, a risk-free rate of 4.78%, and a dividend yield of 0%.

Outstanding Equity Awards at 2007 Fiscal Year-End

The following table sets forth information concerning outstanding equity awards held by each Named Executive Officer as of September 30, 2007.

	Option Awards						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options (#) Exercisable (b)	Number of Securities Underlying Unexercised Options (#) Unexercisable (c)		Equity Incentive Plan Awards:	Option Exercise Price ($) (e)	Option Expiration Date (f)	Equity Incentive Plan Awards:		Equity Incentive Plan Awards:
							Number of Unearned Shares, Units or Other Rights That Have Not Vested (1) (#) (i)		Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (2) ($) (j)
Glenn L. Cooper, M.D.							299,600	(3)	$2,070,236
	60,000				$5.00	June 10, 2009
	800,000				$6.1875	June 10, 2009
	360,000				$4.15625	June 10, 2009
	910,000				$2.375	April 5, 2010
	575,000				$3.58	April 23, 2013
	131,250	18,750	(4)		$5.92	March 10, 2014
	46,875	28,125	(5)		$3.70	March 9, 2015
Michael W. Rogers							111,700	(8)	$771,847
	365,000				$2.375	April 5, 2010
	250,000				$4.00	Oct. 5, 2008
	125,000				$6.00	April 5, 2010
	125,000				$6.00	Oct. 5, 2008
	375,000				$4.0625	Feb. 23, 2009
	100,000				$3.58	April 23, 2013
	52,500	7,500	(7)		$5.92	March 10, 2014
	15,626	9,374	(9)		$3.70	March 9, 2015
Thomas F. Farb							170,300	(6)	$1,176,773
	0	600,000	(10)		$6.32	Oct. 16, 2016
Noah D. Beerman							111,700	(8)	$771,847
	45,000				$6.00	Feb. 14, 2009
	198,484				$2.0625	Aug. 14, 2010
	10,417				$1.22	June 14, 2012
	150,000	50,000	(11)		$6.93	Sept. 14, 2014
	15,626	9,374	(9)		$3.70	March 9, 2015
Mark S. Butler							111,700	(8)	$771,847
	60,000				$5.00	June 10, 2009
	550,000				$6.1875	June 10, 2009
	60,000				$4.15625	June 10, 2009
	369,000				$2.375	April 5, 2010
	100,000				$3.58	April 23, 2103
	52,500	7,500	(7)		$5.92	March 10, 2014
	15,626	9,374	(9)		$3.70	March 9, 2015
Bobby W. Sandage, Jr., Ph.D.							111,700	(8)	$771,847
	60,000				$5.00	June 10, 2009
	500,000				$6.1875	June 10, 2009
	160,000				$4.15625	June 10, 2009
	434,500				$2.375	April 5, 2010
	100,000				$4.15625	Nov. 26, 2011
	100,000				$3.58	April 23, 2013
	52,500	7,500	(7)		$5.92	March 10, 2014
	15,626	9,374	(9)		$3.70	March 9, 2015

(1)

All awards under this column were granted under our 2004 Equity Incentive Plan. Includes shares underlying performance stock awards granted to the applicable Named Executive Officer as described in the footnotes below. The performance stock awards represent a grant of the right to receive shares of common stock subject to (i) achievement of certain milestones related to the market price of our common stock, and (ii) recipient remaining employed by us on the three-year anniversary of the respective date of grant. The number of shares the recipient is entitled to receive, if any, at such time is dependent on the market price at which our common stock trades for 20 consecutive business days at any time during the three-year period prior to the vesting date. Subject to certain acceleration events, if such market prices are not attained during such three-year period, the recipient will not receive any shares under the awards. The maximum shares that could be granted under such awards are included in the above table.

(2)	The market value was computed by multiplying the closing market price of our common stock on September 28, 2007 ($6.91) by the applicable number of shares or units.
(3)	Includes various awards granted under our 2004 Equity Incentive Plan. Includes (i) 71,900 shares of restricted stock granted on March 7, 2006 that vest in equal annual installments such that the transfer restrictions are schedule to be removed relating to the shares as follows: one-third that was scheduled to vest in March 2007 but has been delayed in accordance with the terms of such award as a result of black-out periods of the Company, one-third on March 7, 2008 and the remainder on March 7, 2009, and (ii) 42,000 shares of restricted stock granted on October 30, 2007 that vest in three equal annual installments such that the transfer restrictions are removed relating to the shares one-third annually for three years commencing one year from that date of grant. All restricted stock is subject to transfer restrictions, forfeiture and acceleration. Also includes shares underlying two performance stock awards granted on March 7, 2006 and October 30, 2007. As further described in footnote (1), depending on such prices as may be attained, the recipient could receive (A) either (i) 70,100, (ii) 93,500, (iii) 116,900 or (iv) no shares, under the March 7, 2006 grant, and (B) either (i) 41,300, (ii) 55,000, (iii) 68,800 or (iv) no shares, under the October 30, 2007 grant.
(4)	Fully vests on March 10, 2008.
(5)	Vests equally over 6 calendar quarters commencing December 9, 2007.
(6)	Includes various awards granted under our 2004 Equity Incentive Plan. Includes (i) 50,000 shares of restricted stock granted on October 16, 2006 that vest in equal annual installments such that the transfer restrictions are schedule to be removed relating to the shares as follows: one-third that was scheduled to vest in October 2007 but has been delayed in accordance with the terms of such award as a result of black-out periods of the Company, one-third on October 16, 2008 and the remainder on October 16, 2009, and (ii) 17,300 shares of restricted stock granted on October 30, 2007 that vest in three equal annual installments such that the transfer restrictions are removed relating to the shares one-third annually for three years commencing one year from that date of grant. All restricted stock is subject to transfer restrictions, forfeiture and acceleration. Also includes shares underlying two performance stock awards granted on October 16, 2006 and October 30, 2007. As further described in footnote (1), depending on such prices as may be attained, the recipient could receive (A) either (i) 45,000, (ii) 60,000, (iii) 75,000 or (iv) no shares, under the October 16, 2006 grant, and (B) either (i) 16,800, (ii) 22,400, (iii) 28,000 or (iv) no shares, under the October 30, 2007 grant.
(7)	Vests equally over 2 calendar quarters commencing December 10, 2007.
(8)	Includes various awards granted under our 2004 Equity Incentive Plan. Includes (i) 28,800 shares of restricted stock granted on March 7, 2006 that vest in equal annual installments such that the transfer restrictions are schedule to be removed relating to the shares as follows: one-third that was scheduled to vest in March 2007 but has been delayed in accordance with the terms of such award as a result of black-out periods of the Company, one-third on March 7, 2008 and the remainder on March 7, 2009, and (ii) 13,500 shares of restricted stock granted on October 30, 2007 that vest in three equal annual installments such that the transfer restrictions are removed relating to the shares one-third annually for three years commencing one year from that date of grant. All restricted stock is subject to transfer restrictions, forfeiture and acceleration. Also includes shares underlying two performance stock awards granted on March 7, 2006 and October 30, 2007. As further described in footnote (1), depending on such prices as may be attained, the recipient could receive (A) either (i) 28,100, (ii) 37,500, (iii) 46,900 or (iv) no shares, under the March 7, 2006 grant, and (B) either (i) 13,500, (ii) 18,000, (iii) 22,500 or (iv) no shares, under the October 30, 2007 grant.
(9)	Vests equally over 6 calendar quarters commencing December 9, 2007.
(10)	25% vests on October 16, 2007 and the remainder vests equally over 12 calendar quarters commencing January 16, 2008.
(11)	Vests equally over 4 calendar quarters commencing December 14, 2007.
(12)	Vests equally over 2 calendar quarters commencing December 10, 2007.

Option Exercises and Stock Vested in Fiscal Year 2007

There were no options exercised by, or stock awards that vested for, the Named Executive Officers during fiscal 2007. The vesting of a portion of restricted stock awards granted under our 2004 Equity Incentive Plan to some of the Named Executive Officers in April 2006 was scheduled to occur in April 2007 but has been delayed in accordance with the terms of such awards as a result of black-out periods of the Company.

Termination of Employment and Change-in-Control Agreements

I.	Employment Agreements.

Effective October 1, 2007, we entered into amended and restated employment agreements with each of our Named Executive Officers (the “Employment Agreements”). The Employment Agreements provide certain protections to the Named Executive Officers in the event of their termination as summarized in the following table (additional details and definitions can be found in the actual form of employment agreements, which have been filed with the SEC, and which are discussed in more detail below):

Key Elements (1) (2)	CEO	Other Executive Officers
Term	3 years, subject to automatic one-year renewal periods unless notice of termination is given within required timeframes.	3 years, subject to automatic one-year renewal periods unless notice of termination is given within required timeframes.

Severance— Termination due to (i) death or disability, (ii) by us for “just cause” or (iii) by executive without “just cause”	Base salary and bonuses accrued though termination.	Base salary and bonuses accrued though termination.

Severance— Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause”	18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved.	12 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved.

Severance— Termination by the executive due to a Change in Control	24 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved.	18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved.

Benefit Continuation (health benefits only)	Health benefits coverage for (i) 24 months if terminated due to a Change in Control, (ii) 18 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 18 months or remaining term of Employment Agreement if terminated by us without “just cause”.	Health benefits coverage for (i) 18 months if terminated due to a Change in Control, (ii) 12 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 12 months or remaining term of Employment Agreement if terminated by us without “just cause”.

Equity Vesting Acceleration	The Employment Agreements do not provide for any acceleration of the vesting of equity upon a Change in Control, however our option and other equity incentive plans do provide for acceleration of vesting for all plan participants under certain circumstances.

(1)	At our discretion (unless the Named Executive Officer elects to receive monthly installments), severance payments are paid by us in either one lump sum or monthly installments. Monthly installments pertaining to the base salary portion of severance may be paid over the remaining term of the applicable Employment Agreement, while monthly installments pertaining to the bonus portion of severance may be paid for up to 24 months from the respective termination date.

(2)	With regards to any payments to be made following a Change in Control, the Employment Agreements each provide that the commencement of the cash payout will be governed by a standard “double trigger” mechanism. Under this mechanism, the payments commence on the second trigger (as defined in the Employment Agreements), provided further that if such second trigger does not occur no cash payout shall be due under the Employment Agreements. The first trigger is the actual change in control event, while the second trigger relates to the executive either (i) not being offered a comparable position and salary following the change in control, or (ii) being constructively terminated or terminated without “just cause” during a certain period of time after accepting the new position. Such period of time the executive must be retained is 24 months for the CEO and 12 months for the other Named Executive Officers.

Any severance or other payments to be made to the Named Executive Officers shall be reduced to an amount (not less than zero) which shall not cause any portion of the payments to be subject to any excise taxes that may be imposed by Section 4999 of the Internal Revenue Code, provided that under certain circumstances as described in the employment agreements, each of the Named Executive Officers may be entitled to certain gross-up payments to cover the amount of any excise and related taxes that may incurred due to severance and other payments made to the Named Executive Officer, provided further that any such gross-up payment shall not, under any circumstances, exceed $1,250,000 for the chief executive officer, and $500,000 for the other Named Executive Officers.

The Employment Agreements provide for Named Executive Officers to serve in the following capacities:

Name	Capacity	Salary
Glenn L. Cooper, M.D.	Chief Executive Officer	$503,235

Michael W. Rogers	Executive Vice President and Chief Financial Officer	$352,265

Thomas F. Farb	President and Chief Operating Officer	$425,000

Noah D. Beerman	Executive Vice President and Chief Business Officer	$355,000

Mark S. Butler	Executive Vice President, Chief Administrative Officer and General Counsel	$352,265

Bobby W. Sandage, Jr., Ph.D.	Executive Vice President, Research and Development and Chief Scientific Officer	$375,000

The Employment Agreements also provide for the annual base salaries provided above, subject to an annual review, plus bonuses pursuant to our executive bonus plans and eligibility to receive grants of stock options, restricted stock and other awards pursuant to our incentive plans, as may be granted from time to time by the Compensation Committee or the Board of Directors. We also provide each Named Executive Officer with a $1,000,000 life insurance policy payable to the beneficiary of their choice.

The Employment Agreements also contain customary confidentiality provisions and provide that the Named Executive Officer may not, during the term of the Employment Agreement and for one year from the date of termination of employment, engage in any business competitive with us or our research activities, unless such termination is by the Named Executive Officer for “Just Cause,” as such term is defined in the Employment Agreement.

II.	Equity Plans

Our option and other equity incentive plans also contain provisions that could trigger benefits for the Named Executive Officers that may differ from salaried employees generally. Pursuant to such benefit plans, following retirement after reaching the age of 55 and having 10 years of service with us, each of the Named Executive Officers will have an extended option exercise period equal to the shorter of (x) the remaining term of the applicable option on the retirement date; or (y) three (3) years from the retirement date, to exercise non-statutory stock options.

III.	Quantitative Disclosure

The remainder of this section summarizes quantitative disclosures for each Named Executive Officer regarding estimated payments and other benefits that would have been received by the Named Executive Officer or his estate if his employment terminated as of the last business day of the fiscal year, September 28, 2007, under the following circumstances:

•	Termination due to (i) death or disability, (ii) by us for “just cause” or (iii) by executive without “just cause”.

•	Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause”.

•	Termination by the executive due to a Change in Control.

Payments to Glenn L. Cooper, M.D. Assuming a September 28, 2007 Termination (1)

	Cash Severance
	Base Salary		Bonus		Equity
Circumstances of Termination:	Multiple	$	Multiple	$	Value of Vested Equity	Value of Accelerated Unvested Equity (5)		Benefits Continuation		Total
Termination due to (i) by us for “just cause” or (ii) by executive without “just cause” (2)	N/A	N/A	N/A	N/A	$8,005,956	N/A		N/A		$8,005,956
Termination due to death or disability (2)	N/A	N/A	N/A	N/A	$8,005,956	$928,715	(6)	N/A		$8,934,671
Termination due to retirement (2)	N/A	N/A	N/A	N/A	$8,005,956	$545,105	(7)	N/A		$8,551,061
Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause” (3)	1.5	$754,853	1.5	$490,655	$8,005,956	N/A		$0	(9)	$9,251,464
Termination by the executive due to a Change in Control. (4)	2.0	$1,006,470	2.0	$654,206	$8,005,956	$928,715	(8)	$0	(9)	$10,595,347

(1)	The calculations in the table are based on the event occurring as of September 28, 2007 but are derived using the provisions of the current Employment Agreement of the executive that was effective as of October 1, 2007 as well as the provisions of the Fiscal Year 2008 CEO Bonus Plan.
(2)	Under this termination scenario, the executive has the right to receive only base salary and bonuses accrued though termination.
(3)	Under these termination scenarios, the executive has a right to receive 18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 65% of base salary.
(4)	Under these termination scenarios, the executive has a right to receive 24 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 65% of base salary.
(5)	See Outstanding Equity Awards as of Fiscal Year End table for the vesting status of each executive’s equity awards as of 9/30/07.
(6)	Pursuant to the provisions of our 2004 Equity Incentive Plan, upon the death or disability of the executive, all then unvested awards issued under such plan automatically accelerate and become fully vested. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(7)	Pursuant to the provisions of our 2004 Equity Incentive Plan and due to the executive having reached age 55 with ten (10) years of service with us, immediately upon the executive’s retirement, his then unvested awards issued under such plan automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested awards and for an additional ten percent (10%) of the number of shares covered by such unvested awards for every full year of employment by us beyond ten (10) years, up to the remaining amount of the unvested award. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(8)	All unvested equity is assumed to have accelerated as of 9/28/07. The amount shown here represents the spread of the accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(9)	This is calculated based on the assumption that Dr. Cooper has elected not to carry the health and dental insurance, an election which he in fact made effective as of January 1, 2008.

Payments to Michael W. Rogers Assuming a September 28, 2007 Termination (1)

	Cash Severance				Equity				Benefits Continuation		Total
	Base Salary		Bonus		Value of Vested Equity	Value of Accelerated Unvested Equity (5)
Circumstances of Termination:	Multiple	$	Multiple	$
Termination due to (i) by us for “just cause” or (ii) by executive without “just cause” (2)	N/A	N/A	N/A	N/A	$4,113,222		N/A		N/A		$4,113,222
Termination due to death or disability (2)	N/A	N/A	N/A	N/A	$4,113,222		$366,087	(6)	N/A		$4,479,309
Termination due to retirement (2)	N/A	N/A	N/A	N/A	$4,113,222	$	N/A	(7)	N/A		$4,113,222
Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause” (3)	1.0	$352,265	1.0	$176,133	$4,113,222		N/A		$16,672	(9)	$4,658,292
Termination by the executive due to a Change in Control. (4)	1.5	$528,398	1.5	$264,200	$4,113,222		$366,087	(8)	$25,008	(9)	$5,296,915

(1)	The calculations in the table are based on the event occurring as of September 28, 2007 but are derived using the provisions of the current Employment Agreement of the executive that was effective as of October 1, 2007 as well as the Fiscal Year 2008 Senior Executive Bonus Plan.
(2)	Under this termination scenario, the executive has the right to receive only base salary and bonuses accrued though termination.
(3)	Under these termination scenarios, the executive has a right to receive 12 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(4)	Under these termination scenarios, the executive has a right to receive 18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(5)	See Outstanding Equity Awards as of Fiscal Year End table for the vesting status of each executive’s equity awards as of 9/30/07.
(6)	Pursuant to the provisions of our 2004 Equity Incentive Plan, upon the death or disability of the executive, all then unvested awards issued under such plan automatically accelerate and become fully vested. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(7)	Mr. Rogers is not yet eligible under the provisions of our 2004 Equity Incentive Plan regarding acceleration of awards upon retirement.
(8)	All unvested equity is assumed to have accelerated as of 9/28/07. The amount shown here represents the spread of the accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(9)	Health benefits coverage is continued for (i) 18 months if terminated due to a Change in Control, (ii) 12 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 12 months or remaining term of employment agreement if terminated by us without “just cause”. The benefits cost includes the employer cost of health and dental insurance only. The executives cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the expiration of Cobra benefits coverage as full group insurance rates may apply.

Payments to Thomas F. Farb Assuming a September 28, 2007 Termination (1)

	Cash Severance				Equity
Circumstances of Termination:	Base Salary		Bonus		Value of Vested Equity	Value of Accelerated Unvested Equity (5)			Benefits Continuation		Total
	Multiple	$	Multiple	$
Termination due to (i) by us for “just cause” or (ii) by executive without “just cause” (2)	N/A	N/A	N/A	N/A	N/A		N/A		N/A		$	N/A
Termination due to death or disability (2)	N/A	N/A	N/A	N/A	N/A		$906,800	(6)	N/A			$906,800
Termination due to retirement (2)	N/A	N/A	N/A	N/A	N/A	$	N/A	(7)	N/A		$	N/A
Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause” (3)	1.0	$425,000	1.0	$233,750	NA		N/A		$16,672	(9)		$675,422
Termination by the executive due to a Change in Control. (4)	1.5	$637,500	1.5	$350,625	NA		$906,800	(8)	$25,008	(9)		$1,919,933

(1)	The calculations in the table are based on the event occurring as of September 28, 2007 but are derived using the provisions of the current Employment Agreement of the executive that was effective as of October 1, 2007 as well as the provisions of the Fiscal Year 2008 Senior Executive Bonus Plan.
(2)	Under this termination scenario, the executive has the right to receive only base salary and bonuses accrued though termination.
(3)	Under these termination scenarios, the executive has a right to receive 12 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 55% of base salary.
(4)	Under these termination scenarios, the executive has a right to receive 18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 55% of base salary.
(5)	See Outstanding Equity Awards as of Fiscal Year End table for the vesting status of each executive’s equity awards as of 9/30/07.
(6)	Pursuant to the provisions of our 2004 Equity Incentive Plan, upon the death or disability of the executive, all then unvested awards issued under such plan automatically accelerate and become fully vested. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(7)	Mr. Farb is not yet eligible under the provisions of our 2004 Equity Incentive Plan regarding acceleration of awards upon retirement.
(8)	All unvested equity is assumed to have accelerated as of 9/28/07. The amount shown here represents the spread of the accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(9)	Health benefits coverage is continued for (i) 18 months if terminated due to a Change in Control, (ii) 12 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 12 months or remaining term of employment agreement if terminated by us without “just cause”. The benefits cost includes the employer cost of health and dental insurance only. The executives cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the expiration of Cobra benefits coverage as full group insurance rates may apply.

Payments to Noah D. Beerman Assuming a September 28, 2007 Termination (1)

	Cash Severance				Equity
Circumstances of Termination:	Base Salary		Bonus		Value of Vested Equity	Value of Accelerated Unvested Equity (5)			Benefits Continuation		Total
	Multiple	$	Multiple	$
Termination due to (i) by us for “just cause” or (ii) by executive without “just cause” (2)	N/A	N/A	N/A	N/A	$1,112,533		N/A		N/A		$1,112,533
Termination due to death or disability (2)	N/A	N/A	N/A	N/A	$1,112,533		$358,662	(6)	N/A		$1,471,195
Termination due to retirement (2)	N/A	N/A	N/A	N/A	$1,112,533	$	N/A	(7)	N/A		$1,112,533
Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause” (3)	1.0	$355,000	1.0	$177,500	$1,112,533		N/A		$16,672	(9)	$1,661,705
Termination by the executive due to a Change in Control. (4)	1.5	$532,500	1.5	$266,250	$1,112,533		$358,662	(8)	$25,008	(9)	$2,294,953

(1)	The calculations in the table are based on the event occurring as of September 28, 2007 but are derived using the provisions of the current Employment Agreement of the executive that was effective as of October 1, 2007 as well as the Fiscal Year 2008 Senior Executive Bonus Plan.
(2)	Under this termination scenario, the executive has the right to receive only base salary and bonuses accrued though termination.
(3)	Under these termination scenarios, the executive has a right to receive 12 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(4)	Under these termination scenarios, the executive has a right to receive 18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(5)	See Outstanding Equity Awards as of Fiscal Year End table for the vesting status of each executive’s equity awards as of 9/30/07.
(6)	Pursuant to the provisions of our 2004 Equity Incentive Plan, upon the death or disability of the executive, all then unvested awards issued under such plan automatically accelerate and become fully vested. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(7)	Mr. Beerman is not yet eligible under the provisions of our 2004 Equity Incentive Plan regarding acceleration of awards upon
(8)	All unvested equity is assumed to have accelerated as of 9/28/07. The amount shown here represents the spread of the accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(9)	Health benefits coverage is continued for (i) 18 months if terminated due to a Change in Control, (ii) 12 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 12 months or remaining term of employment agreement if terminated by us without “just cause”. The benefits cost includes the employer cost of health and dental insurance only. The executives cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the expiration of Cobra benefits coverage as full group insurance rates may apply.

Payments to Mark S. Butler Assuming a September 28, 2007 Termination (1)

	Cash Severance				Equity
	Base Salary		Bonus		Value of Vested Equity	Value of Accelerated Unvested Equity (5)		Benefits Continuation		Total
Circumstances of Termination:	Multiple	$	Multiple	$
Termination due to (i) by us for “just cause” or (ii) by executive without “just cause” (2)	N/A	N/A	N/A	N/A	$2,785,749	N/A		N/A		$2,785,749
Termination due to death or disability (2)	N/A	N/A	N/A	N/A	$2,785,749	$366,087	(6)	N/A		$3,151,836
Termination due to retirement (2)	N/A	N/A	N/A	N/A	$2,785,749	$189,219	(7)	N/A		$2,974,968
Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause” (3)	1.0	$352,265	1.0	$176,133	$2,785,749	N/A		$16,672	(9)	$3,330,819
Termination by the executive due to a Change in Control. (4)	1.5	$528,398	1.5	$264,200	$2,785,749	$366,087	(8)	$25,008	(9)	$3,969,442

(1)	The calculations in the table are based on the event occurring as of September 28, 2007 but are derived using the provisions of the current Employment Agreement of the executive that was effective as of October 1, 2007 as well as the Fiscal Year 2008 Senior Executive Bonus Plan.
(2)	Under this termination scenario, the executive has the right to receive only base salary and bonuses accrued though termination.
(3)	Under these termination scenarios, the executive has a right to receive 12 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(4)	Under these termination scenarios, the executive has a right to receive 18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(5)	See Outstanding Equity Awards as of Fiscal Year End table for the vesting status of each executive’s equity awards as of 9/30/07.
(6)	Pursuant to the provisions of our 2004 Equity Incentive Plan, upon the death or disability of the executive, all then unvested awards issued under such plan automatically accelerate and become fully vested. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(7)	Pursuant to the provisions of our 2004 Equity Incentive Plan and due to the executive having reached age 55 with ten (10) years of service with us, immediately upon the executive’s retirement, his then unvested awards issued under such plan automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested awards and for an additional ten percent (10%) of the number of shares covered by such unvested awards for every full year of employment by us beyond ten (10) years, up to the remaining amount of the unvested award. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(8)	All unvested equity is assumed to have accelerated as of 9/28/07. The amount shown here represents the spread of the accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(9)	Health benefits coverage is continued for (i) 18 months if terminated due to a Change in Control, (ii) 12 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 12 months or remaining term of employment agreement if terminated by us without “just cause”. The benefits cost includes the employer cost of health and dental insurance only. The executives cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the expiration of Cobra benefits coverage as full group insurance rates may apply.

Payments to Bobby W. Sandage, Jr., Ph.D. Assuming a September 28, 2007 Termination (1)

	Cash Severance				Equity
	Base Salary		Bonus		Value of Vested Equity	Value of Accelerated Unvested Equity (5)		Benefits Continuation		Total
Circumstances of Termination:	Multiple	$	Multiple	$
Termination due to (i) by us for “just cause” or (ii) by executive without “just cause” (2)	N/A	N/A	N/A	N/A	$3,597,417	N/A		N/A		$3,597,417
Termination due to death or disability (2)	N/A	N/A	N/A	N/A	$3,597,417	$366,087	(6)	N/A		$3,963,504
Termination due to retirement (2)	N/A	N/A	N/A	N/A	$3,597,417	$236,524	(7)	N/A		$3,833,941
Termination (i) by the executive for “just cause” not related to Change in Control, or (ii) by us without “just cause” (3)	1.0	$375,000	1.0	$187,500	$3,597,417	N/A		$16,672	(9)	$4,176,589
Termination by the executive due to a Change in Control. (4)	1.5	$562,500	1.5	$281,250	$3,597,417	$366,087	(8)	$25,008	(9)	$4,832,262

(1)	The calculations in the table are based on the event occurring as of September 28, 2007 but are derived using the provisions of the current Employment Agreement of the executive that was effective as of October 1, 2007 as well as the Fiscal Year 2008 Senior Executive Bonus Plan.
(2)	Under this termination scenario, the executive has the right to receive only base salary and bonuses accrued though termination.
(3)	Under these termination scenarios, the executive has a right to receive 12 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(4)	Under these termination scenarios, the executive has a right to receive 18 months of base salary plus bonuses equal to the target bonus as if the targets had been achieved, the maximum of such bonus being 50% of base salary.
(5)	See Outstanding Equity Awards as of Fiscal Year End table for the vesting status of each executive’s equity awards as of 9/30/07.
(6)	Pursuant to the provisions of our 2004 Equity Incentive Plan, upon the death or disability of the executive, all then unvested awards issued under such plan automatically accelerate and become fully vested. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(7)	Pursuant to the provisions of our 2004 Equity Incentive Plan and due to the executive having reached age 55 with ten (10) years of service with us, immediately upon the executive’s retirement, his then unvested awards issued under such plan automatically accelerate and become fully vested for fifty percent (50%) of the number of shares covered by such unvested awards and for an additional ten percent (10%) of the number of shares covered by such unvested awards for every full year of employment by us beyond ten (10) years, up to the remaining amount of the unvested award. The amount shown here represents the spread of the such accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(8)	All unvested equity is assumed to have accelerated as of 9/28/07. The amount shown here represents the spread of the accelerated awards assuming a $6.91 fair market value of our stock (our closing stock price on 9/28/07).
(9)	Health benefits coverage is continued for (i) 18 months if terminated due to a Change in Control, (ii) 12 months if terminated by the executive for “just cause” not related to a Change in Control, and (iii) the longer of 12 months or remaining term of employment agreement if terminated by us without “just cause”. The benefits cost includes the employer cost of health and dental insurance only. The executives cost of benefits for months 19-24 of the benefit continuation period are assumed to be equal to the cost for months 1-18. In an actual termination situation, the cost of benefits may change in months 19-24 due to the expiration of Cobra benefits coverage as full group insurance rates may apply.

DIRECTOR COMPENSATION

Dr. Cooper is the Chairman of the Board of Directors and is our Chief Executive Officer and, as a result, he receives no additional compensation for serving on the Board. No other Director is an employee of ours.

As part of the review of our Director compensation, the Compensation Committee periodically retains an independent compensation consultant to review whether our non-employee Director compensation practices are competitive with those of other biotechnology, pharmaceutical, and comparable peer companies. Based on the consultant’s analyses and recommendations, the Compensation Committee can recommend and the Board can approve changes to the Directors’ compensation in order to remain competitive with our peer companies. The last such consultant review occurred in August 2006, and certain modifications to the Directors’ compensation were approved by the Compensation Committee and the Board at that time. The discussion below reflects the current compensation terms for our non-employee Directors.

Cash Compensation

We have established an annual role-based compensation program with respect to the cash component of compensation for members of the Board of Directors. Pursuant to such program, our non-employee Directors receive the annualized fees listed below payable on a quarterly basis with respect to each position held. We do not compensate Directors who are also our employees for their service as Directors.

Role	Annual Cash Component ($)
Board Member	40,000
Presiding Director	20,000 (in addition to Board member component)
Audit Committee Member	10,000
Audit Committee Chair	7,500 (in addition to Committee member component)
Compensation Committee Member	7,500
Compensation Committee Chair	5,000 (in addition to Committee member component)
Nominating and Governance Committee Member	5,000
Nominating and Governance Committee Chair	5,000 (in addition to Committee member component)

In September 2004, the Board of Directors approved a program under the 2004 Equity Incentive Plan to allow Directors to elect to receive, in lieu of the cash compensation payable to Board members and Committee Chairman, deferred stock units. No such elections were made in fiscal 2007.

Options and Deferred Stock Units

Upon becoming a Director, each new Director of ours is entitled to receive a one-time initial grant of an option to purchase 50,000 shares of common stock exercisable at a price equal to the fair market value of our Common Stock as determined on the date of grant. We made an initial option grant of 50,000 shares to James C. Gale when he became a Director in April 2007.

Subject to the discretion of the Compensation Committee, on the date following each annual meeting of the stockholders, each of our Directors (except Dr. Cooper) may also receive annual grants of a number of deferred stock units determined by the Committee at the time of grant based on current market conditions and the fair market value of our common stock. In fiscal 2007, an aggregate of 48,000 deferred stock units were issued to six Directors in accordance with such policy.

We also provide director and officer insurance for all Directors. Each non-employee director is also reimbursed for expenses actually incurred to attend meetings.

The following table summarizes all compensation paid to or earned by Directors for fulfillment of their duties as our Directors in fiscal year 2007.

Director Compensation Paid for the 2007 Fiscal Year

Name (a)	Fees Earned or Paid in Cash ($)(1) (b)	Option Awards ($)(2) (d)	All Other Compensation ($) (3) (g)	Total ($) (h)
Andrew Ferrara	$47,000		$8,011	$55,011
James C. Gale (4)	$35,302	$22,551		$57,853
Michael E. Hanson	$65,500		$8,011	$73,511
Stephen C. McCluski	$59,500		$8,011	$67,511
Cheryl P. Morley	$82,000		$8,011	$90,011
Malcolm Morville, Ph.D.	$55,500		$8,011	$63,511
David Sharrock (4)	$50,500		$8,011	$58,511

(1)	Reflects cash compensation paid or earned in fiscal year 2007. Amounts include the following fees paid in fiscal 2007 but earned in fiscal 2006: for Mr. Ferrara, $2,000; for Mr. Sharrock, $3,000; for Ms. Morley, $2,000; for Dr. Morville, $3,000; for Mr. Hanson, $3,000; for Mr. McCluski, $2,000.
(2)	Pertains to the initial option grant of 50,000 shares made by us to Mr. Gale when he became a Director in April 2007. The total grant date fair value of $235,065 or $4.7013 per share was derived using the Black-Scholes model with assumptions of: volatility 56%, risk-free rate 4.98%, dividend yield 0%, and expected term 8 years.
(3)	Pertains to 8,000 deferred stock units issued to six non-employee Directors during fiscal 2007.
(4)	Mr. Gale became a Director in April 2007 and Mr. Sharrock retired as a Director during fiscal 2008 on October 22, 2007.

COMPENSATION COMMITTEE REPORT(1)

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed that Analysis with management. Based on its review and discussions with management, the committee recommended to the Board of Directors of Indevus Pharmaceuticals, Inc. (the “Company”) that the Compensation Discussion and Analysis be included in this Proxy Statement. This report is provided by the following independent Directors, who comprise the committee:

Michael E. Hanson, (Chairman)

Malcolm Morville, Ph.D.

Andrew Ferrara

(1)	Notwithstanding anything to the contrary set forth in any of the previous filings of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Compensation Committee Report shall not be incorporated by reference into any such filings.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal 2007, the members of the Compensation Committee were: Mr. Hanson, its Chairman, Dr. Morville and Mr. Sharrock (a former Director who retired from the Board in October 2007). In fiscal 2007, none of the members of the Compensation Committee was an officer or employee of ours or any of our subsidiaries.

TRANSACTIONS WITH RELATED PERSONS

Mr. Gale has been nominated for re-election to our Board of Directors at the Annual Meeting. Mr. Gale is chief investment officer of the Corporate Opportunities Funds and Life Sciences Opportunity Fund, affiliates of Sanders Morris Harris, referred to herein as SMH, and former shareholders of Valera Pharmaceuticals, Inc. Mr. Gale is also manager of SMH Hydro Med, LLC, SMH Hydro Med II, LLC, SMH Valera, LLC, affiliates of SMH and former shareholders of Valera Pharmaceuticals, Inc. Mr. Gale is a managing director of SMH. In connection with our merger with Valera Pharmaceuticals, Inc. that was approved by us and our Board of Directors, we granted registration rights covering the shares of our common stock acquired by SMH in connection with the merger for resale under the Securities Act on a Registration Statement on Form S-3.

CODE OF ETHICS

We have adopted our Code of Ethics and Conduct which is applicable to all directors, officers and employees. We have also adopted our “Code of Ethics—Senior Financial Officers including the Chief Executive Officer,” a code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Corporate Controller and other senior financial officers. Each of these codes of ethics may be accessed and reviewed through our website: http://www.indevus.com. If we make any substantive amendments to the code of ethics that applies to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer, Corporate Controller and other senior financial officers or grant any waiver, including any implicit waiver, from a provision of such code to our Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer or Corporate Controller, we will disclose the nature of such amendment or waiver in a report on Form 8-K.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “1934 Act”) requires our Executive Officers and Directors and other persons who beneficially own more than 10% of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our shares and other equity securities. Such Executive Officers, Directors, and greater than 10% beneficial owners are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such reporting persons.

Based solely on our review of such forms furnished to us, we believe that all filing requirements applicable to our Executive Officers, Directors and greater than 10% beneficial owners were complied with for fiscal 2007.

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

PricewaterhouseCoopers LLP was our independent registered public accounting firm for fiscal 2007 and has no direct or indirect financial interest in us.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S FEES

During the last two fiscal years, PricewaterhouseCoopers LLP billed us the following fees for its services:

	Fiscal year ended September 30, 2006	Fiscal year ended September 30, 2007
Audit Fees (a)	$490,000	$750,200
Audit-Related Fees (b)	95,000	292,000
Tax Fees (c)	144,000	142,800
All Other Fees (d)	20,000	355,234

Total	$749,000	$1,540,234

(a)	Includes fees for professional services provided in connection with the annual audit of our financial statements, audits of internal control over financial reporting (Sarbanes-Oxley Section 404), quarterly reviews of our financial statements, consents required to complete the year-end audits of the financial statements and SEC filings.
(b)	Includes fees for accounting consultation, SEC filings associated with equity offerings and related comfort letter work.
(c)	Includes fees for tax consulting, compliance, planning and advice.
(d)	Includes fees for accounting and SEC reference materials, preparation of Form 5500 filings and due diligence related to the April 2007 Valera acquisition.

The Audit Committee of our Board of Directors has considered whether the provision of the above services other than audit services by of PricewaterhouseCoopers LLP is compatible with maintaining such public accounting firm’s independence and the Audit Committee has satisfied itself as to the public accounting firm’s independence. See also “Report of Audit Committee.”

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND

PERMISSIBLE NON-AUDIT SERVICES OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

Consistent with policies of the SEC regarding auditor independence and the Audit Committee charter, the Audit Committee has responsibility for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. The Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided or proposed to be taken by the independent registered public accounting firm, except where such services are determined to be de minimis. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Audit Committee may also pre-approve particular services on a case-by-case basis. In assessing requests for services by the independent registered public accounting firm, the Audit Committee considers whether such services are consistent with the public accounting firm’s independence; whether the independent registered public accounting firm is likely to provide the most effective and efficient service based upon their familiarity with us; and whether the service could enhance our ability to manage or control risk or improve audit quality.

All of the audit, audit-related, tax and other services provided by PricewaterhouseCoopers LLP in fiscal 2007 (described in the footnotes to the table above) and related fees were approved in advance by the Audit Committee.

AUDIT COMMITTEE REPORT (2)

The Audit Committee consists of Mr. McCluski, the Chairman of the Committee, Mr. Gale, Mr. Hanson and Ms. Morley. The Board has determined that Mr. McCluski, Ms. Morley and Mr. Gale are audit committee financial experts, as defined by SEC rules, and that each of the members of the Audit Committee is “independent” pursuant to Nasdaq listing standards. The Audit Committee operates in accordance with its written charter which was adopted by the Board of Directors on December 17, 2002. The Audit Committee met six times during fiscal 2007.

Independent Registered Public Accounting Firm

The Audit Committee assists the Board by overseeing the performance of the independent registered public accounting firm and the quality and integrity of the internal accounting, auditing and financial reporting practices of Indevus Pharmaceuticals, Inc. (the “Company”). The Audit Committee’s primary duties and responsibilities are to: (1) serve as an independent and objective party to monitor the Company’s financial reporting process and internal control system; (2) be directly responsible for the selection of the Company’s independent registered public accounting firm and their compensation; (3) review and appraise the audit efforts of the Company’s independent registered public accounting firm; and (4) provide an open avenue of communication among the independent registered public accounting firm, the Company’s financial and senior management and the Board of Directors.

In discharging its oversight responsibility of the audit process, the Audit Committee obtained from the independent registered public accounting firm, PricewaterhouseCoopers LLP, a written statement relating to such accounting firm’s independence from the Company, consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees,” discussed with the auditors any relationships that may impact their objectivity and independence, and satisfied itself as to the accounting firm’s independence.

The Audit Committee discussed and reviewed the audited financial statements of the Company as of and for the fiscal year ended September 30, 2007 with management. The Audit Committee has discussed with its independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended “Communication with Audit Committees” and, with and without management present, discussed and reviewed the results of the independent registered public accounting firm’s examination of the financial statements.

Based on the above-mentioned review and discussions with management and the independent registered public accounting firm, the Audit Committee recommended to the Board that the Company’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended September 30, 2007, for filing with the SEC. The Audit Committee also recommended the reappointment, subject to stockholder ratification, of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm, and the Board concurred in such recommendation.

Stephen C. McCluski, Chairman

James C. Gale

Michael E. Hanson

Cheryl P. Morley

(2)	The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date of this proxy statement and irrespective of any general incorporation language in such filing.

STOCK PR ICE PERFORMANCE PRESENTATION (*)

The following chart compares the cumulative total stockholder return on shares of our common stock with the cumulative total stockholder return of (i) the Nasdaq Market Index and (ii) a peer group index consisting of companies reporting under the Standard Industrial Classification Code 2834 (Pharmaceutical Preparations):

COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN

Among Indevus Pharmaceuticals, Inc., The NASDAQ Composite Index

And A Peer Group

*	Assumes $100 invested on September 30, 2002 and assumes dividends reinvested, although dividends have never been declared on our common stock. Measurement points are at the last trading day of the fiscal years ended September 30, 2002, 2003, 2004, 2005, 2006 and 2007. The material in this chart is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of ours under the 1933 Act or the 1934 Act, whether made before or after the date of this Proxy Statement and irrespective of any general incorporation language in such filing. A list of the companies included in the Peer Group will be furnished by us to any stockholder upon written request to the Chief Financial Officer.

PROPO SAL #1—ELECTION OF DIRECTORS

At the Annual Meeting, seven Directors will be elected by the stockholders to serve until the next Annual Meeting of stockholders or until their successors are elected and shall qualify. Each of the nominees is currently a Director of ours. We have no reason to believe that any of the nominees will not be a candidate or will be unable to serve.

The following sets forth certain information relating to the seven nominees for election to the Board of Directors.

Glenn L. Cooper, M.D. (55) is the Chairman and Chief Executive Officer of Indevus. Dr. Cooper has been Chairman since January 2000, Chief Executive Officer since May 1993, and was President until Thomas F. Farb’s election as President in 2006. Dr. Cooper joined Indevus in May 1993 as President, Chief Executive Officer and a member of the Board of Directors. In January 2000, Dr. Cooper was appointed Chairman of the Board of Directors. From September 1992 to June 1994, Dr. Cooper was also President and Chief Executive Officer of Progenitor, Inc. Prior to joining Progenitor, Dr. Cooper was Executive Vice President and Chief Operating Officer of Sphinx Pharmaceuticals Corporation from August 1990. Prior to Sphinx, Dr. Cooper had been associated with Eli Lilly since 1985, from June 1987 to July 1990 as Director, Clinical Research, Europe, of Lilly Research Center Limited; from October 1986 to May 1987 as International Medical Advisor, International Research Coordination of Lilly Research Laboratories; and from June 1985 to September 1986 as Medical Advisor, Regulatory Affairs, Chemotherapy Division at Lilly Research Laboratories. Dr. Cooper received an M.D. from Tufts University School of Medicine, performed his postdoctoral training in Internal Medicine and Infectious Diseases at the New England Deaconess Hospital and Massachusetts General Hospital and received a B.A. from Harvard College.

Andrew Ferrara (68) has been a Director of Indevus since April 2006. In 1993, Mr. Ferrara founded Boston Healthcare Associates, a healthcare consulting company where he continues to serve as president. During the thirteen years since the inception of Boston Healthcare Associates, Mr. Ferrara has advised and been involved in the development of a variety of public and private companies. Prior to founding Boston Healthcare Associates, in 1984 Mr. Ferrara co-founded and served as executive vice president at Polygen Corporation, a computer software company focused on the chemical and pharmaceutical research industries. During Mr. Ferrara’s tenure at Polygen, he was responsible for business development, sales and product development and initiated a number of research and licensing agreements with academic institutions and major healthcare corporations in the U.S., Europe and Japan. Prior to co-founding Polygen, Mr. Ferrara spent the first twenty years of his career with Eli Lilly & Company where he held a number of positions in the U.S. and Europe in business areas including sales and sales management, marketing and public relations. During his last four years at Eli Lilly, he held the position of corporate director of new product planning and licensing. Following Eli Lilly and prior to Polygen, Mr. Ferrara served as group vice president of sales and marketing at Collaborative Research, Inc.

James C. Gale (57) has been a Director of Indevus since April 2007. Prior to Indevus’ acquisition of Valera Pharmaceuticals, Mr. Gale was the Chairman of the board of directors of Valera and served as a member of the Valera board since December 2001. Since 1998, Mr. Gale has been managing director of Signet Healthcare Partners, an affiliate of SMH Capital, Inc., or SMH. From 1998 to January 2008, Mr. Gale was managing director of SMH, an investment management and investment banking company. From 1992 to 1998, Mr. Gale was head of investment banking at Gruntal & Co., L.L.C., a brokerage and investment banking company. Prior to joining Gruntal, Mr. Gale originated and managed private equity investments for the Home Insurance Co., Gruntal’s parent, from 1989 to 1992. Mr. Gale also serves on the board of directors of several private companies.

Michael E. Hanson (60) has been a Director of Indevus since December 2004. Mr. Hanson is a founding partner of Barnard Life Sciences, a health care consulting company founded in 2001. From 2002 to 2006, Mr. Hanson was a member of the board of directors, compensation and audit committees of GlycoGenesis, an oncology-focused company. From 1998-2001, he was a member of the board of directors, compensation and audit committees of MGI Pharma, Inc. Between 1973 and 1997 he was employed in various positions by Eli Lilly and Co., including President of the Internal Medicine Business Unit: Oncology and Cardiovascular Products and a member of the Operations Committee from 1994-1997. Mr. Hanson also serves on the Board of Directors of Z-92 Pharma and Eleos, Inc. Mr. Hanson received his B.S. in Pharmacy from North Dakota State University in 1970 and his M.S. in Hospital Pharmacy Administration from the University of Minnesota in 1973. He also attended the Babson Consortium at Babson College in 1984 and the Advanced Management Program at Harvard Business School in 1989.

Stephen C. McCluski (55) has been a Director of Indevus since June 2003. Mr. McCluski was Senior Vice President and Chief Financial Officer of Bausch and Lomb Incorporated, a manufacturer of health care products for the eye, from 1995 through his retirement in 2007. During 1994, he was corporate controller of Bausch and Lomb and, in 1993, he was President of Outlook Eyewear, a wholly-owned subsidiary of Bausch and Lomb. Mr. McCluski also serves on the Board of Directors of Immunogen, Inc. and has served on the Board of Directors of both Charles River Laboratories and Control Delivery Systems. Mr. McCluski received his B.S. in Accounting from Ithaca College in 1974.

Cheryl P. Morley (53) has been a Director of Indevus since June 2003 and Presiding Director since December 2004. Ms. Morley has been Senior Vice President for Corporate Strategy at Monsanto Company since June 2003, and prior to that served as president of the Animal Agricultural Group at Monsanto Company since 1997. She previously led the marketing and business development efforts for Monsanto’s NutraSweet product and prior to that held a number of positions that involve strategic planning, commercial development and financial analysis at G.D. Searle and Nabisco Brands. Ms. Morley was formerly a Certified Public Accountant with Ernst & Young. She holds a B.S.B.A from the University of Arizona.

Malcolm Morville, Ph.D. (62) has been a Director of Indevus since February 1993. Dr. Morville has been President and Chief Executive Officer and a director of Ariston Pharmaceuticals, Inc., formerly VitaMed, Inc., a biotechnology company, since December 2003. Dr. Morville has also been a director of Phytera, Inc., a biotechnology company, since March 1993. From March 1993 until February 2004, Dr. Morville was President and Chief Executive Officer of Phytera, Inc. From June 1988 through January 1993, Dr. Morville held various positions with ImmuLogic Pharmaceutical Corporation, including Senior Vice President, Allergic Diseases Strategic Business Unit and Senior Vice President, Development and Preclinical Research. From 1970 to June 1988, Dr. Morville held various positions with Pfizer Central Research, including Director, Immunology and Infectious Diseases and Assistant Director, Metabolic Diseases and General Pharmacology. Dr. Morville received his Ph.D. and his B.Sc. in Biochemistry at the University of Manchester Institute of Science and Technology (U.K.).

PROPOSAL #1—REQUIRED VOTE

The affirmative vote of a plurality of votes cast by the holders of shares of our common stock represented at the Annual Meeting and entitled to vote is necessary to elect the Directors. Broker non-votes and abstentions will not be counted for any purpose in determining whether a Director has been elected. Unless marked to the contrary, proxies received will be voted “FOR” the election as Directors of each of the seven persons named above.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES FOR ELECTION AS DIRECTORS.

PROPOSAL #2—APPROVAL AND RATIFICATION OF THE APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Our Board of Directors recommends a vote for the ratification of the appointment, by the Audit Committee of the Board of Directors, of PricewaterhouseCoopers LLP, Certified Public Accountants, as our independent registered public accounting firm for the fiscal year ending September 30, 2008.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of stockholders with the opportunity to make a statement if he or she desires to do so, and will be available to respond to appropriate questions.

PROPOSAL #2—REQUIRED VOTE

The affirmative vote of the holders of a majority of the total votes cast at the Annual Meeting on Proposal #2 (with holders of common stock and preferred stock voting together as a single class) is required for the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. Abstentions will not count for any purpose in determining whether such proposal has been approved. Unless marked to the contrary, proxies received will be voted “FOR” this proposal.

THE BOARD OF DIRECTORS HAS DETERMINED THAT THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM IS IN THE BEST INTERESTS OF THE COMPANY AND OUR STOCKHOLDERS AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT.

S TOCKHOLDER PROPOSALS

2009 Annual Meeting of Stockholders

If a stockholder wants us to include a proposal in our proxy statement and form of proxy for presentation at our 2009 Annual Meeting of stockholders, including a proposal for the election of a Director, the proposal must be received by us no later than September 30, 2008 and must comply with the requirements established by the SEC and with the laws of the State of Delaware.

In the event we receive notice of a stockholder proposal to take action at next year’s annual meeting of stockholders that is not submitted for inclusion in our proxy materials, or is submitted for inclusion but is properly excluded from the proxy material, the persons named in the proxy sent or provided by us to our stockholders intend to exercise their discretion to vote on such stockholder proposal in accordance with their best judgment.

By Order of the Board of Directors,

Glenn L. Cooper, M.D.

President and Chairman

Dated: January 24, 2008

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	INDEV1	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

INDEVUS PHARMACEUTICALS, INC.
02 0000000000 214958286016
Vote On Directors

			For	Withhold	For All	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1.	Election of Directors:		All	All	Except
Nominees:
	01) Glenn L. Cooper, M.D.	05) Stephen C. McCluski
	02) Andrew Ferrara	06) Cheryl P. Morley	☐	☐	☐
	03) James C. Gale	07) Malcolm Morville, Ph.D.
04) Michael E. Hanson

Vote On Proposal	For	Against	Abstain

2. To ratify the appointment of PricewaterhouseCoopers LLP as Indevus’ independent registered public accounting firm.	☐	☐	☐

3. In their discretion, proxies are authorized to vote upon such other business as may properly come before the meeting.

Note:	Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

P55429
Signature [PLEASE SIGN WITHIN BOX]	Date		Signature (Joint Owners)	Date

ANNUAL MEETING OF STOCKHOLDERS OF

INDEVUS PHARMACEUTICALS, INC.

March 11, 2008

Please date, sign and mail

your proxy card in the

envelope provided as soon

as possible.

Please detach along perforated line and mail in the envelope provided.

INDEVUS PHARMACEUTICALS, INC.

PROXY

ANNUAL MEETING OF STOCKHOLDERS

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Glenn L. Cooper, M.D. or Michael W. Rogers as proxy to represent the undersigned at the Annual Meeting of Stockholders to be held at The Conference Center at Waltham Woods, 860 Winter Street, Waltham, Massachusetts 02451 on March 11, 2008 at 10:00 a.m. and at any adjournment thereof, and to vote the shares of Common Stock or Preferred Stock, as applicable (the “Shares”) the undersigned would be entitled to vote if personally present, as indicated on the reverse side of this card.

The Shares represented by this proxy will be voted as directed. If no contrary instruction is given, the Shares will be voted FOR the election of the nominees; and FOR the ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company.

(Continued and to be signed on the reverse side)